As filed with the Securities and Exchange Commission on June 28, 2012

Registration No. 333-173575

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 9 to
Form S-1
on Form F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INFINITY CROSS BORDER ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Infinity-C.S.V.C. Management Ltd.
3 Azrieli Center (Triangle Tower)
42nd Floor, Tel Aviv, Israel, 67023
011-972-3-607-5170

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Keffion King
c/o Infinity-C.S.V.C. Management Ltd.
900 Third Avenue
New York, NY 10022
(212) 317-3376

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street, 11th Floor New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile	Simon Schilder, Esq. Ogier Qwomar Complex, 4th Floor PO Box 3170 Road Town, Tortola British Virgin Islands VG11110 +1 284 494 0545 + 1 284 494 0883 — Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, no par value, and one warrant(2)	5,750,000 Units	$8.00	$46,000,000	$5,271.60
Ordinary shares included as part of the units(2)	5,750,000 Shares	—	—	—	(3)
Warrants included as part of the units(2)	5,750,000 Warrants	—	—	—	(3)
Total			$46,000,000	$5,271.60	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes 750,000 units, consisting of 750,000 ordinary shares and 750,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	5,340.60 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, JUNE 28, 2012

PRELIMINARY PROSPECTUS

$40,000,000

Infinity Cross Border Acquisition Corporation

5,000,000 Units

Infinity Cross Border Acquisition Corporation is a blank check company incorporated as a British Virgin Islands business company and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition target.

This is an initial public offering of our securities. We are offering 5,000,000 units at an offering price of $8.00 and consisting of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $7.00, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of our initial business combination and 12 months from the closing of this offering and will expire three years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 750,000 units to cover over-allotments, if any.

We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable) divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described herein. We intend to consummate our initial business combination and conduct redemptions of ordinary shares for cash without a shareholder vote pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC, and the terms of a proposed business combination. Regardless of whether we are required by law or Nasdaq Capital Market, or Nasdaq, to seek shareholder approval, or we decide to seek shareholder approval for business reasons, so long as we maintain our status as a foreign private issuer, or FPI, and are required to comply with the foreign private issuer rules, we will conduct the redemptions pursuant to the tender offer rules. If we are no longer a FPI (and no longer required to comply with the foreign private issuer rules) and we are required by law or Nasdaq to seek shareholder approval, or we decide to seek shareholder approval for business reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

If we are unable to consummate our initial business combination within 18 months from the closing of this offering (or 21 months from the closing of this offering if a definitive agreement is executed within 18 months from the closing of this offering but the business combination has not been consummated within such period), we will distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and to cease all operations except for the purposes of winding up of our affairs, as further described herein.

Our sponsors, Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., have committed to purchase an aggregate of 4,000,000 warrants (or 4,381,818 warrants if the over-allotment option is exercised in full), or the sponsor warrants, at a price of $0.50 per warrant ($2,000,000 in the aggregate, or $2,190,909 if the over-allotment option is exercised in full), and the underwriters in this offering have agreed that they or their designees will purchase 400,000 warrants (or 438,182 warrants if the over-allotment option is exercised in full, or the EBC warrants, at a price of $0.50 per warrant ($200,000 in the aggregate, or $219,091 if the over-allotment option is exercised in full) in a private placement that will occur simultaneously with the consummation of this offering.

Our sponsors have also committed that they or their designees will purchase up to 40% of the public warrants in the aftermarket at $0.40 per public warrant during the period commencing on the later of 61 days after the date of this prospectus or when the warrants commence separate trading and terminating on the earlier of the date of the announcement of the business combination or until the maximum number of such warrants have been purchased. Additionally, our sponsors have committed to purchase at $0.60 per public warrant the balance of the outstanding public warrants in a tender offer that will commence after our announcement of a business combination and occur in connection with our initial business combination. If we are unable to close our business combination within the allotted time, holders of any outstanding public warrants will receive $0.60 per public warrant as promptly as reasonably possible but no more than five business days thereafter and such warrants will expire worthless.

Currently, there is no public market for our units, ordinary shares or warrants. We have applied to have our units listed on Nasdaq under the symbol “INXBU” on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Form 6-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect the ordinary shares and warrants to be traded on Nasdaq under the symbols “INXB” and “INXBW,” respectively.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” on pages 26 through 52 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$8.00	$0.28	$7.72
Total	$40,000,000	$1,400,000	$38,600,000

(1)	Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

Of the proceeds we receive from this offering and the sale of the sponsor warrants and EBC warrants described in this prospectus, $8.00 per unit, or $40,000,000 in the aggregate (or $46,000,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account at JP Morgan Chase NA with Continental Stock Transfer & Trust Company acting as trustee. Except for the interest income earned on the trust account balance that may be released to us to pay any taxes payable on such interest and to fund our working capital requirements our memorandum and articles of association provide that none of the funds held in trust will be released from the trust account except as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver the units to purchasers on or about [            ], 2012.

EarlyBirdCapital, Inc.

[           ], 2012

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references in this prospectus to “we,” “us” or “our company” refer to Infinity Cross Border Acquisition Corporation, formerly known as Infinity China 1 Acquisition Corporation;
•	references in this prospectus to “founder shares” refer to the shares held by our sponsors, officers and directors prior to this offering;
•	references in this prospectus to “initial shareholders'' collectively refers to our sponsors, officers and directors who own the founder shares;
•	references in this prospectus to our “public shares” refer to our ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
•	references to “public shareholders” refer to the holders of our public shares, including our sponsors and management team to the extent our sponsors and/or members of our management team purchase public shares, provided that our sponsors and each member of management shall be considered a “public shareholder” only with respect to any public shares;
•	references in this prospectus to our “management” or our “management team” refer to our officers and directors;
•	references to our “sponsors” or the “Infinity-I China Funds” collectively refer to Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., each of which is a limited partnership; the general partner of each of the aforementioned funds is Infinity-CSVC Partners, Ltd., a Cayman Islands exempted company;
•	references to the “Companies Act” means the BVI Business Companies Act, 2004 of the British Virgin Islands;
•	references in this prospectus to the “memorandum and articles of association” refer to our memorandum and articles of association, as amended;
•	references to “insider warrants” are to the EBC warrants and sponsor warrants;
•	references to “repurchased public warrants” are to the public warrants purchased by our initial shareholders or their designees as described in this prospectus;
•	except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option;
•	registered trademarks referred to in this prospectus are the property of their respective owners; and
•	the information in this prospectus gives effect to a 1.25-for-1 forward split of our ordinary shares effectuated on May 24, 2012. Unless otherwise stated, all amounts in this prospectus have been restated to reflect the retroactive effect of the forward stock split.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated as a British Virgin Islands, or BVI, business company with limited liability (meaning that our public shareholders have no additional liability, as members of our company, for the liabilities of our company over and above the amount paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition target.

We will seek to capitalize on the strength of our management team to identify, acquire and operate a business located in Canada, Europe, Africa or Israel, although we are not limited to such geographic locations. We believe that we will add value to this business by enhancing its growth prospects in China via strategic partnerships, sales/marketing, IP licensing, joint ventures or manufacturing. Our contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate attractive acquisition opportunities; however, even a strong network cannot guarantee that we will find a suitable acquisition opportunity within 18 (or 21) months to consummate a successful initial business combination. There is no priority with respect to the geographic locations we will focus on initially and we will use the same search process for each of these geographic locations. While we have not established the factors we would consider in deciding to invest in a target business, we will seek to identify a target that is likely to provide attractive financial returns. We have not established specific criteria that would trigger our consideration of businesses outside of Canada, Europe, Africa or Israel, although we may focus on other geographic regions if we believe that those regions are better able to provide these attractive financial returns or if an opportunity outside of Canada, Europe, Africa or Israel was brought to our attention at anytime we are in search of a target business. We have not determined a time frame, monetary amount or any other factor that would trigger our search of a target business outside of these regions.

Pursuant to the Nasdaq listing requirements and our memorandum and articles of association, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we (or any entity that is a successor to us in an initial business combination) will become the majority or greater shareholder or majority holder of economic benefits of the target. We will not consider any transaction that does not meet these criteria. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.

Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations and implement strategies to grow revenue either organically or through acquisitions. Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Middle-Market Growth Business. We will seek to acquire one or more growth businesses with a total enterprise value ranging from roughly $32,000,000 to $150,000,000, determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies. We believe that our focus on businesses in this segment of the middle market will offer us a substantial number of potential business targets that we believe can benefit from improved operations and achieve and maintain significant revenue and earnings growth (particularly when exposed to the Chinese market). We do not intend to acquire either a start-up company or a company with negative cash flow. Under our memorandum and articles of association, we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.
•	Companies with Opportunity to Strengthen Management and Add Value. We will seek to acquire one or more businesses that provide a platform for us to develop the acquired business’ management team and leverage the experience of our officers, directors and sponsor investors. We believe that the operating expertise of our officers and directors is well suited to complement and, if required, replace the target’s management team.
•	Companies in Business Segments that are Strategically Relevant to China. We will seek to acquire a western business with strong technology, know-how, distribution networks or business practices that will be strategic to China and its growth such as alternative energy, water, agriculture, automated machinery, medical devices, Internet, IT Services, natural resources and communications.
•	Business with Revenue and Earnings Growth Potential. We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of brand and new product development, increased production capacity, expense reduction, synergistic follow-on acquisitions and increased operating leverage.
•	Companies with Potential for Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow. We will focus on one or more businesses that have predictable revenue streams and definable low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.
•	Benefit from Being a Public Company. We intend to only acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the Securities and Exchange Commission, or the SEC.

Over the course of their careers, the members of our management team have developed a broad international network of contacts and corporate relationships that have served as an extremely useful source of investment opportunities. This network has been developed through our management team’s:

•	experience in sourcing, acquiring, operating, financing and selling businesses;
•	reputation for integrity and fair dealing with sellers, financing sources and target management teams;
•	experience as advisors of transactions; and
•	experience in executing transactions under varying economic and financial market conditions.

We believe that the network of contacts and relationships of our management team will provide us with an important source of investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds, accounting firms and large business enterprises; however, even a strong network cannot guarantee that we will find a suitable acquisition opportunity within 18 (or 21) months or consummate a successful initial business combination.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

With respect to our initial business combination, we are not prohibited from pursuing a business combination under any of the following scenarios (however in each case, we have agreed to obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, reasonably acceptable to EarlyBirdCapital, Inc. that our initial business combination is fair to our unaffiliated shareholders from a financial point of view): (i) with a company that is affiliated with our sponsors, initial shareholders, officers or directors, (ii) by partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor and (iii) with a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our initial shareholders, executive officers or directors are affiliated. Generally an opinion from an independent investment banking firm is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Amir Gal-or, Avishai Silvershatz, Kersten Hui, Limei Zhao and Mark Chess also have fiduciary obligations to the Infinity I-China Funds. The Infinity I-China Funds are private equity funds focused on investing in late stage private companies, primarily in the technology industry. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from the affiliations that Amir Gal-or, Avishai Silvershatz, Kersten Hui, Limei Zhao and Mark Chess have with the Infinity I-China Funds, the Infinity I-China Funds (and on behalf of any portfolio companies controlled by the Infinity I-China Funds) have granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business where the total consideration to be paid by us (either in ordinary shares, cash or otherwise) is expected to be at least $32,000,000. Pursuant to this right of first refusal, each of the Infinity I-China Funds will first offer any such potential transaction opportunity to us and will not pursue such potential transaction opportunity unless and until a majority of our disinterested independent directors have determined for any reason that we will not pursue such opportunity. This right of first refusal will expire upon the earlier of: (1) our consummation of an initial business combination and (2) 18 (or 21) months from the closing of this offering, as applicable. Furthermore, we have agreed that any target company with respect to which any of the Infinity I-China Funds has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless such fund declines to pursue an investment in such company.

Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. We expect this commitment initially to be approximately 20 hours per month in the aggregate; however, the amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. Additionally, members of our management team, specifically Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen, in addition to being managers of the Infinity I-China Funds, render consulting and advisory services to other businesses (including those that the Infinity I-China Funds invest in). Such persons or entities may receive fees or other consideration as a result of providing such services. No such person or entity will be required to share with the company any such fee or other related benefit that it may receive. In addition, our management team may receive advisory, service, transaction and directors fees from the portfolio companies of the Infinity I-China Funds. Despite these conflicts, we believe the relationships of our management team add value to the company and will be crucial in finding our initial business combination.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have agreed with the underwriters that we will not suspend our reporting or other obligations under the Exchange Act for a period of five years from the date of this prospectus (or earlier upon our liquidation).

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act) and will remain such for up to five years. If our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards.

Our executive offices are located at 3 Azrieli Center (Triangle Tower) 42nd Floor, Tel Aviv, Israel, 67023. Our telephone number is 011-972-3-607-5170

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 26 of this prospectus.

Securities offered
5,000,000 units, at $8.00 per unit, each unit consisting of:
• one ordinary share; and
• one warrant.
Proposed Nasdaq Capital Markets symbols
Units: “INXBU”
Ordinary shares: “INXB”
Warrants: “INXBW”
Trading commencement and separation of ordinary shares and warrants
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin.
Separate trading of the ordinary shares and warrants is prohibited until we have filed a Form 6-K
In no event will the ordinary shares and warrants be traded separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Form 6-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.
Units:

Number outstanding before this offering
0
Number outstanding after this offering
5,000,000

Ordinary shares:
Number outstanding before this offering
1,437,500(1)
Number outstanding after this offering
6,250,000(2)
Warrants:

Number of sponsor warrants to be sold simultaneously with closing of this offering
4,000,000(3)
Number of EBC warrants to be sold simultaneously with the closing of this offering
400,000(3)
Number of warrants to be outstanding after this offering and the private placement
9,400,000
Exercisability and exercise price
Each warrant offered in this offering is exercisable to purchase one ordinary share at $7.00 per share, subject to adjustments as described herein.
Exercise period
The warrants will become exercisable on the later of the completion of our initial business combination and 12 months from the closing of this offering provided that we have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants has not been declared effective within 60 business days following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.
We are not registering the ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants, to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed and to register the

(1)	This number includes an aggregate of 187,500 founder shares held by our initial shareholders that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.
(2)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 187,500 founder shares.
(3)	Does not include additional insider warrants that may be purchased if the over-allotment option is exercised in full ordinary shares that are issuable upon exercise of the warrants under state blue sky laws, to the extent an exemption is not available.
The warrants, including the repurchased public warrants, will expire at 5:00 p.m., New York time, three years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants
Once the warrants become exercisable, we may redeem the outstanding public warrants (except as described below with respect to the insider warrants or the repurchased public warrants but including any outstanding warrants issued upon exercise of the unit purchase option granted to EarlyBirdCapital and its designees):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption;

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if, and only if, the last sale price of our ordinary shares equals or exceeds $10.50 per share for any 20 trading days within a 30-trading day period ending on the third business day before we send the notice of redemption to the warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see the section entitled “Risk Factors — We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants” for additional information.
None of the insider warrants or repurchased public warrants, will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees.
Founder shares
In April 2011, our sponsors purchased an aggregate of 1,150,000 founder shares for an aggregate purchase price of $25,000. As of May 3, 2011, our sponsors sold, at cost, an aggregate of 230,000 of such founder shares to certain of our officers and directors. In February 2012, each of Limei Zhao and Kersten Hui (two of our executive officers) sold, at cost, 3,001 founder shares (for an aggregate of 6,002 founder shares) to Mark B. Segall, our independent director. On May 24, 2012, we effectuated a 1.25-for-1 forward split of our outstanding ordinary shares, leaving our sponsors and initial shareholders with 1,437,500 founder shares. The founder shares held by our initial shareholders include an aggregate of 187,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that our initial shareholders will collectively own 20.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering).
The founder shares are identical to the ordinary shares included in the units being sold in this offering, except that:
• the founder shares are subject to certain transfer restrictions, as described in more detail below, and

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our initial shareholders have agreed (1) to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the consummation of our initial business combination and (2) to waive their rights to liquidating distributions with respect to their founder shares if we fail to consummate our initial business combination within 18 (or 21) months from the closing of this offering (although our initial shareholders will be entitled to receive liquidating distributions with respect to any public shares they hold if we fail to consummate our initial business combination within such time period).

If we submit our initial business combination to our shareholders for a vote, our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination, and our sponsors, officers and directors have also agreed to vote any public shares purchased during or after this offering in favor of our initial business combination.

Transfer restrictions on founder shares
Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees, as described in this prospectus) until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, share exchange, share reconstruction and amalgamation, contractual control arrangement with, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described below under “Principal Shareholders — Transfers of Founder Shares and Sponsor Warrants”) (the “Lock-Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the founder shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during the Lock Up Period, the remaining 50% of the founder shares shall be released from the lock-up.
Insider warrants
Our sponsors have committed to purchase an aggregate of 4,000,000 sponsor warrants (or 4,381,818 sponsor warrants if the over-allotment option is exercised in full) at a price of $0.50 per warrant ($2,000,000 in the aggregate, or $2,190,909 if the over-allotment option is exercised in full) and EarlyBirdCapital and/or its designees will purchase an aggregate of 400,000 EBC warrants (or 438,182 EBC warrants if the over-allotment option is exercised in full) at a price of $0.50 per warrant ($200,000 in the aggregate, or $219,091 if the over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each insider warrant is exercisable to purchase one ordinary share at $7.00 per share.
The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 18 (or 21) months, the proceeds of the sale of the insider warrants will be used to fund the redemption of our public shares, and the insider warrants will expire worthless. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are held by the initial purchasers or their affiliates. Additionally, for as long as the EBC warrants are held by EarlyBirdCapital, Inc. or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.

Transfer restriction on insider warrants
The insider warrants (including the ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until after the completion of our initial business combination.
Proceeds to be held in trust account
$40,000,000, or $8.00 per unit of the proceeds of this offering and the proceeds of the private placement of the insider warrants ($46,000,000 if the underwriters’ over-allotment option is exercised in full), will be placed in a segregated trust account at JP Morgan Chase NA with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. treasuries with a maturity of 180 days or less.
Except for the interest income that may be released to us to pay any taxes and to fund our working capital requirements, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the consummation of our initial business combination within 18 (or 21) months from the closing of this offering and (2) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within such period.
The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which would have priority over the claims of our public shareholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account, other than interest earned on the trust account (net of taxes payable), will be available for our use. Based upon the current interest rate environment, we expect the proceeds placed in the trust account to generate approximately $100,000 of interest over the next 21 months; however, this estimate may not be accurate. We may pay our expenses only from:
• interest earned on the funds in the trust account; and
• the net proceeds of this offering not held in the trust account, which will be $450,000 in working capital after the payment of approximately $350,000 in expenses relating to this offering.
Conditions to consummating our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Pursuant to the Nasdaq listing requirements and our memorandum and articles of association, the initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account at the time of the execution of a definitive agreement for our initial business combination. We will consummate our initial business combination only if we (or any entity which is a successor to us in an initial business combination) will become the majority shareholder or majority holder of economic benefits of the target. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital shares of a target. In this case, we would acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.
Foreign Private Issuer status
Since we are deemed a FPI, we are required to conduct redemptions pursuant to the tender offer rules in connection with our initial business combination. We are required to determine our status as a FPI for the 2012 fiscal year as of the last day of our second quarter, or September 30, 2012. On such date, if we no longer qualify as a FPI (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the Exchange Act rules applicable to domestic issuers as of the first day of our 2013 fiscal year following the determination date, or April 1, 2013. As a result, should we determine on September 30, 2012 that we are no longer a FPI, after March 31, 2013, we will be subject to the Exchange Act rules applicable to domestic issuers and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We may voluntarily lose our status as a FPI so that we can avail ourselves of the flexibility provided to U.S. domestic issuers.
Permitted purchases of public shares by us or our affiliates
If we are no longer a FPI and no longer subject to the foreign private issuer rules, we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from shareholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. Our sponsors, directors, officers or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers or their affiliates will make any such purchases when we or they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although neither we nor our sponsors, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price (over the trust value) for such public shares, the payment of any premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares, because such shareholders may experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. Except for the limitations described above, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a shareholder vote. Please see the section entitled “Risk Factors — If we are no longer a FPI and seek shareholder approval of our initial business combination, we, our sponsors, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support” for additional information.
Purchases of public warrants by our sponsors prior to the consummation of our initial business combination
Our sponsors or their designees have committed to purchase up to 40% of the public warrants in the aftermarket at $0.40 per public warrant (exclusive of commissions) during the period commencing on the later of 61 days after the date of this prospectus or when the warrants commence separate trading and terminating on the earlier of the date of the announcement of the business combination or until the maximum number of such warrants have been purchased. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan entered into by the sponsors on or prior to the date of this prospectus which requires the sponsors to maintain an irrevocable limit order for such public warrants at $0.40 per warrant.
Any repurchased public warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are held by the sponsors or their designees. Additionally, the repurchased public warrants (including the ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or salable by the sponsors or their designees until after the completion of our initial business combination.
Since Rule 10b-18, a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act, does not apply to warrants, our sponsors will make purchases outside of the safe harbor provided by Rule 10b-18. However, all purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume requirements with respect to the warrants) although the purchases will not actually be effectuated under Rule 10b-18. For instance, the total volume of warrant purchases on any single day must not exceed 25% of the average daily trading volume of the warrants during the four calendar weeks preceding the week in which the purchases are effectuated. Similarly, the $0.40 per public warrant purchase price cannot exceed the highest independent bid or the last independent transaction price of the warrants, whichever is higher, at the time the purchases are effectuated. The 10b5-1 purchase plan entered into by the sponsors will indicate that the broker effectuating the purchases under the plan must comply with all of the technical requirements of Rule 10b-18. If any of the technical requirements of Rule 10b-18 cannot be complied with, purchases will not be made under the plan. As a result, it is possible that the sponsors will not be able to purchase any warrants under the plan.
Because purchases will not be effectuated under Rule 10b-18, such purchases could result in liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. However, pursuant to the 10b-5 plan to be entered into by the sponsors, the broker effectuating the plan is permitted to make warrant purchases only when such purchases are in technical compliance under Rule 10b-18 and it is not permitted to do so in any other circumstances, thereby, reducing the risk of liability under section 9(a)(2) and Rule 10b-5 of the Exchange Act. Additionally, such purchases could result in the warrants having an artificially high price in the post-offering marketplace. However, the purpose of such purchases is solely to provide a readily available market for public warrant holders wishing to sell their warrants prior to the announcement of a business combination where such market might not exist.
Tender offer of the remaining public warrants by our sponsors
In addition to up to 40% public warrants being purchased as described above, our sponsors have committed to purchase at $0.60 per public warrant (exclusive of commissions) the balance of the outstanding public warrants in a tender offer that will commence after our announcement of a business combination and occur in connection with our initial business combination. The warrant tender offer will not be conditioned upon any minimum number of warrants being tendered.
On the date of this prospectus, our sponsors will deposit $3,450,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 100% of the public warrants). The escrow agent will be authorized to transfer up to $920,000 of such funds to a broker to effectuate the 10b5-1 plan, representing the maximum aggregate purchase price for 40% of the public warrants purchased at $0.40 per warrant (assuming full-exercise of the over-allotment option). The balance of the funds held in the escrow account will be used to pay $0.60 per warrant to holders of public warrants that tender in the tender offer of public warrants.
The escrow account shall be reduced to the extent the over-allotment option is not exercised and will be further reduced by an additional amount of $0.20 per public warrant for each public warrant purchased by the sponsors pursuant to the 10b5-1 plan prior to the announcement of a business combination, as described above. The funds in the escrow account shall not be held in trust or comprise any portion of any pro-rata distribution of our trust account.
In the event that we are unable to close a business combination within the allotted time, the escrow agent will be authorized to transfer $0.60 per public warrant, to holders of public warrants other than our sponsors, as promptly as reasonably possible but no more than five business days thereafter and all such public warrants and repurchased public warrants will expire worthless.
Open market or private placement purchases of securities by our sponsors
Our sponsors have indicated they may, if we are no longer a FPI and structure our initial business combination to require a shareholder vote, purchase up to $10,000,000 of our ordinary shares in the open market commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved. These purchases will be made in accordance with Rule 10b5-1 under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. The price per share at which such purchases will be made will not be more than the per-share amount held in the trust account (less taxes payable) as reported in the preliminary proxy statement. These purchases will be made until the earlier of the expiration of the buyback period or until the purchases reach the maximum set by our sponsors, not to exceed $10,000,000 in total. Our sponsors will not have any discretion or influence over these purchases other than the decision as to whether to undertake any purchases at all. Our sponsors have agreed to vote any ordinary shares purchased in the open market in favor of our initial business combination, representing a maximum of approximately 25% of the public shares entitled to vote on the business combination. Unless our initial business combination is approved by our shareholders, our sponsors have agreed not to resell these shares. However, our sponsors will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market in the event we do not consummate an initial business combination. In the event our sponsors do not purchase the full $10,000,000 of ordinary shares through open market purchases, our sponsors have the option to purchase from us ordinary shares in a private placement at a purchase price of $8.00 per share until they have spent an aggregate of $10,000,000 in the open market purchases described above and the private placement.
If instead we offer redemption under the tender offer rules in connection with our initial business combination, then our sponsors will have the option to purchase from us 1,250,000 ordinary shares in a private placement at a purchase price of $8.00 per share, for an aggregate of $10,000,000.
In either case, the definitive agreement relating to the private placement will be entered into concurrently with the definitive agreement for our initial business combination, and the closing of the private placement purchase will occur immediately prior to the consummation of our initial business combination. No commissions, fees or other compensation will be payable in connection with the private placement.
Redemption rights for public shareholders upon consummation of our initial business combination
We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $8.00 per share, which is equal to the per-unit offering price of $8.00. There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. However, our sponsors have agreed to purchase and tender public warrants, as described above. Our initial shareholders have agreed to waive their redemption rights with respect to any founder shares and any public shares they may hold in connection with the consummation of our initial business combination. In addition, our directors and officers have also agreed to waive their redemption rights with respect to any public shares in connection with the consummation of our initial business combination.
Manner of conducting redemptions
Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, if we are a FPI or if we are no longer a FPI but a shareholder vote is not required by law or the rules of Nasdaq and we do not decide to hold a shareholder vote for business reasons, we will, pursuant to our memorandum and articles of association:

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offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and subject to any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

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file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our redemption offer shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.
If, however, we are no longer a FPI and a shareholder approval of the transaction is required by law or Nasdaq, or we decide to obtain shareholder approval for business reasons, we will:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.
If we are no longer a FPI and seek shareholder approval, we will consummate our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote any founder shares and any public shares purchased during or after this offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after this offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. If we seek shareholder approval of our business combination while we are subject to the foreign private issuer rules, regardless of how any such shareholder votes, our public shareholders will only be able to redeem their ordinary shares in connection with a tender offer which will be conducted pursuant to the tender offer rules.
Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with its initial business combination. Since we have no redemption threshold percentage contained in our memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 and, in some cases, the terms of the proposed business combination will require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or members of its management team, (2) cash to be transferred to the target for working capital or other general corporate purposes or (3) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination and any shares tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our ordinary shares electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.
Limitation on redemption rights of shareholders holding 12.5% or more of the shares sold in this offering if we hold a shareholder vote
Notwithstanding the foregoing redemption rights, if we are no longer a FPI and we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 12.5% of the shares sold in this offering. We believe this restriction will discourage shareholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.
Absent these provisions, a public shareholder holding more than an aggregate of 12.5% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 12.5% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with our initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. There is no limitation on the number of shares that may be voted by our shareholders.
Redemption rights in connection with proposed amendments to our memorandum and articles of association
Many blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our memorandum and articles of association provides that any of its provisions, including those related to pre-business combination activity, may be amended prior to our business combination if approved by the affirmative vote of holders holding at least 65% (or 50% if approved in connection with our initial business combination) of our outstanding shares that have voted on such amendment and are entitled to vote. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. Our initial shareholders have agreed to waive any redemption rights with respect to any founder shares and any public shares they may hold in connection with any vote to amend our memorandum and articles of association prior to our initial business combination.
Notwithstanding our ability to amend the memorandum and articles of association as described above, our obligation to redeem the public shares upon our failure to complete an initial business combination within the allotted time may not be modified. We and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 18 (or 21) months of the closing of this offering.
Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon consummation of our initial business combination”. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsors, officers and directors have agreed that we will have only 18 months from the closing of this offering (or 21 months if the requisite conditions described in this prospectus have been met) to consummate our initial business combination. If we are unable to consummate our initial business combination within 18 (or 21) months of the closing of this offering, we will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up although at all times subject to the Companies Act. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate our initial business combination within the applicable time period. However, our sponsors have agreed to purchase or tender for public warrants, as described in this prospectus.
Following the redemption of public shareholders from the trust account and payment of our creditors, such that we will have no operations or assets (other than funds sufficient to pay the costs of our liquidation), we intend to enter “voluntary liquidation,” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. If we do not complete our initial business combination within 18 (or 21) months of the closing of this offering, we intend to enter voluntary liquidation following the redemption of public shareholders from the trust account. Therefore in these circumstances, we expect the “voluntary liquidation” process will not cause any delay to the payment of redemption proceeds from our trust account to our public shareholders.
Our initial shareholders have waived their redemption rights with respect to their founder shares if we fail to consummate an initial business combination within 18 (or 21) months of the closing of this offering. However, if our sponsors, or any of our officers, directors or affiliates, acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.
Our sponsors have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination, reduce the amounts in the trust account to below $8.00 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsors will not be responsible to the extent of any liability for such third party claims. We currently believe that our sponsors are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to reserve for such an eventuality.
We have not independently verified whether our sponsors have sufficient funds to satisfy the potential indemnity obligation and, therefore, it is possible that our sponsors will be unable to satisfy the obligation. We believe the likelihood of our sponsors having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
Limited payments to insiders
There will be no reimbursements or cash (or non-cash) payments made to our sponsors, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:
• Repayment of an aggregate of $55,940 in loans and advances made to us by our sponsors, to cover offering-related and organizational expenses;

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Payment of an aggregate of $10,000 per month, commencing on the date that our securities are first listed on Nasdaq and terminating upon consummation of our initial business combination to Infinity-C.S.V.C. Management Ltd, an affiliate of our sponsors, for office space, administrative services and secretarial support.

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Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of our initial business combination, except to the extent paid out of the interest earned on the funds held in the trust account (net of taxes payable) that may be released to us to fund working capital requirements;

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Repayment of loans made by our sponsors, affiliates of our sponsors or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, provided that if we do not consummate our initial business combination, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans; and

•

Up to an aggregate of $400,000 in finder’s fees, consulting fees or other compensation as determined by our board (in their sole discretion) for the introduction to us of a target business (with which we ultimately consummate our initial business combination) or in connection with services rendered by such person (or persons) in connection with the consummation of our initial business combination. Any such fee or other compensation paid will be disclosed in our tender offer documents if we proceed with our initial business combination under the tender offer rules or in our proxy solicitation documents if we proceed with our business combination pursuant to the proxy rules.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” For additional information concerning how many blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 26 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(64,624)	$40,447,876
Total assets	$62,652	$40,447,876
Total liabilities	$64,776	$0
Value of ordinary shares that may be redeemed in connection with our initial business combination ($8.00 per share)	$—	$34,999,999
Shareholders’ equity (deficit)(1)	$(2,124)	$5,447,877

(1)	Excludes shares subject to redemption in connection with our initial business combination.

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the insider warrants, repayment of an aggregate of $55,940 in loans and advances made to us by our sponsors, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $40,000,000 held in the trust account for the benefit of our public shareholders, which amount, will be available to us only upon the consummation of our initial business combination within 18 (or 21) months of the closing of the offering.

If no business combination is consummated within 18 (or 21) months of the closing of the offering, the proceeds held in the trust account and all interest thereon (net of taxes payable) up to $50,000 of such net interest to pay dissolution expenses, the interest income released to us (net of taxes payable) to fund our working capital requirements, will be used to fund the redemption of our public shares. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within such applicable time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a blank check company in the development stage with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company with no operating results, and we will not commence operations until obtaining funding through this offering and consummation of our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or Nasdaq, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote before we consummate our initial business combination unless the business combination would require shareholder approval under applicable BVI law or Nasdaq rules or if we decide to hold a shareholder vote for business reasons. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate.

Your only opportunity to affect an investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, unless required by law or the rules of Nasdaq, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Our memorandum and articles of association requires us to provide all of our public shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination, although our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of an initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 18 (or 21) months may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 18 (or 21) months. Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within 18 (or 21) months in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsors, officers and directors have agreed that we must complete our initial business combination within 18 months of the closing of this offering (or 21 months from the closing of this offering if a definitive agreement is executed within 18 months from the closing of this offering but the business combination has not been consummated within such period). We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within 18 (or 21) months we will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to

$50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up.

If we are no longer a FPI and seek shareholder approval of our initial business combination, we, our sponsors, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support.

If we are no longer a FPI and seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we, our sponsors, directors, officers, advisors or their affiliates may enter into privately negotiated transactions to purchase public shares following consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules. Our sponsors, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions (in addition to the open market purchases described herein) either prior to or following the consummation of our initial business combination. Neither we nor our directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsors, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Although neither we nor they currently anticipate paying any premium purchase price (over trust value) for such public shares, in the event we or they do, the payment of a premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares. Such shareholders will experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination.

The purpose of such purchases would be to: (1) increase the likelihood of obtaining shareholder approval of the business combination or (2), where the purchases are made by our sponsors, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible and the majority of our shareholders may not approve our initial business combination.

Our purchases of ordinary shares in privately negotiated transactions would reduce the funds available to us after the business combination.

If we are no longer a FPI and seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter privately negotiated transactions to purchase shares effective immediately following the consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules with proceeds released to us from the trust account immediately following consummation of the initial business combination. As a consequence of such purchases, the funds in our trust account that are so used will not be available to us after the business combination.

Purchases of ordinary shares or warrants by us or our sponsors, directors, officers, advisors or their affiliates, as applicable, may make it difficult for us to continue to list our securities on a national securities exchange.

If we or our sponsors, directors, officers, advisors or their affiliates purchase ordinary shares in privately negotiated transactions, or if our sponsors make purchases of our public warrants, the public “float” of our securities and the number of beneficial holders of our securities would both be reduced. This may make it difficult to continue (prior to the completion of our initial business combination) or obtain (subsequent to such business combination) the listing of our securities on Nasdaq or another national securities exchange. If the number of public holders of our ordinary shares or warrants falls below 300, we will be non-compliant with the Nasdaq continued listing rules and our securities could be delisted.

Our purchases of ordinary shares in privately negotiated transactions may have negative economic effects on our remaining public shareholders.

If we are no longer a FPI and seek shareholder approval of our business combination and purchase shares in privately negotiated from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account, our remaining public shareholders will bear the economic burden of the taxes payable (as well as, in the case of purchases which occur prior to the consummation of our initial business combination, up to $50,000 of the net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 18 (or 21) months). In addition, our remaining public shareholders following the consummation of our initial business combination will bear the economic burden of the merger/acquisition fee as well as the amount of any premium we may pay to the per-share pro rata portion of the trust account using funds released to us from the trust account following the consummation of the business combination. This is because the shareholders from whom we purchase shares in privately negotiated transactions may receive a per share purchase price payable from the trust account that is not reduced by a pro rata share of the taxes payable on the interest earned by the trust account, up to $50,000 of dissolution expenses or the merger/acquisition fee and, in the case of purchases at a premium, have received such premium.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation or if they redeem their shares pursuant to a tender offer in connection with an initial business combination that we consummate. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

Because we are a foreign private issuer, we are exempt from certain SEC requirements that provide shareholders the protection of information that must be made available to shareholders of U.S. public companies.

Because we are a foreign private issuer, we are exempt from certain provisions applicable to U.S. public companies, including:

•	The rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K;
•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•	The provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•	The sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

As a result of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the U.S. Although we currently have FPI status and are not required to file quarterly reports, we have agreed with the underwriters in this offering to file quarterly reports containing unaudited interim financial statements for each of the first three quarters of each fiscal year on Form 6-K until five years from the date of this prospectus.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, as we will be listed on a national securities exchange and have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 6-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business —  Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we are no longer a FPI and we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 12.5% of our ordinary shares, you will lose the ability to both redeem all such shares in excess of 12.5% of our ordinary shares.

If we are no longer a FPI and seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 12.5% of the shares sold in this offering. You will not receive redemption distributions with respect to the excess shares if we consummate our business combination. And as a result, you will continue to hold that number of shares exceeding 12.5% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only $8.00 per share on our redemption.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses and places us at a competitive disadvantage in successfully negotiating our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only $8.00 per share on our redemption.

If the net proceeds of this offering not being held in the trust account, together with the interest in the trust account (net of taxes payable) which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 21 months, we may be unable to complete our initial business combination.

Based on the current interest rate environment, we believe the proceeds placed in the trust account will produce at least $100,000 in interest over our up to 21 month existence; however, this estimate may not be accurate. The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, may not be sufficient to allow us to operate for at least the next 21 months, assuming that our initial business combination is not consummated during that time. However, our estimate may not be accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The current low interest rate environment could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering, only $450,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $350,000, we may fund such excess with funds from the $450,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any taxes that we may owe. Based on the current low interest rate environment, we believe the proceeds placed in the trust account will produce at least $100,000 in interest over the next 21 months; however, we can provide no assurances regarding this amount. Additionally, the current interest rate environment may make it more difficult for us to generate sufficient interest from the proceeds in the trust account to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsors or management team to operate or may be forced to liquidate. Neither our sponsors nor our management team are under any obligation to advance funds to us in such circumstances. If we are unable to complete our initial business combination, our public shareholders may only receive $8.00 per share on our redemption.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our shares price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $8.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the required time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $8.00 per share initially held in the trust account, due to claims of such creditors. Our sponsors have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination, reduce the amounts in the trust account to below $8.00 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsors will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsors to reserve for such indemnification obligations and we cannot assure you that our sponsors would be able to satisfy those obligations. We currently believe that our sponsors are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to reserve for such an eventuality. We have not independently verified whether our sponsors have sufficient funds to satisfy the potential indemnity obligation and, therefore, our sponsors may not be able to satisfy the obligation. We believe the likelihood of our sponsors having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our directors may decide not to enforce indemnification obligations against our sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $ 8.00 per share and our sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our directors would determine whether to take legal action against our sponsors to enforce their indemnification obligations. While we currently expect that our directors would take legal action on our behalf against our sponsors to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. If our directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $8.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and the company is not required to observe any restrictions in respect of its conduct save as disclosed in this prospectus or its memorandum and articles of association.

If we are unable to consummate our initial business combination, our public shareholders may be forced to wait up to 21 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 18 months of the closing of this offering (or 21 months under certain circumstances described in this prospectus), we will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our memorandum and articles of association and will occur prior to any voluntary winding up. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

If deemed to be insolvent, distributions, or part of them, may be delayed while the insolvency liquidator determines the extent of potential creditor claims. In these circumstances, prior payments made by the company may be deemed “voidable transactions.”

If we do not complete our initial business combination within 18 (or 21) months, this will trigger an automatic redemption of public shareholders from the trust account pursuant to our memorandum and articles of association.

However, if at any time we are deemed insolvent for the purposes of the British Virgin Islands Insolvency Act, 2003 (the “Insolvency Act”) (i.e. (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favour of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), we are required to immediately enter insolvent liquidation. In these circumstances, a liquidator will be appointed who will give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a British Virgin Islands newspaper, and taking any other steps he considers appropriate, after which our assets would be distributed. Following the process of insolvent liquidation, the liquidator will complete its final report and accounts and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”). The liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders. In such liquidation proceedings, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the amounts otherwise payable to them.

If we are deemed insolvent, then there are also limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our initial shareholders have waived their right to participate in any liquidation distribution with respect to the initial shares. If we have not consummated an initial business combination within the required time frames, there will be no distribution from the trust account with respect to our warrants. However, our sponsors have agreed to repurchase or tender for such public warrants if we are unable to consummate a business combination. We will pay the costs of our liquidation and distribution of the trust account from our remaining assets outside of the trust account and may request the trustee to release to us up to $50,000 of the net interest earned on the trust account to pay dissolution expenses. In addition, our sponsors have agreed that they will be jointly and severally liable to us, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust, except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

If deemed to be insolvent, distributions made to public shareholders, or part of them, from our trust account may be subject to claw back in certain circumstances.

If we do not complete our initial business combination within 18 (or 21) months from the closing of this offering, and instead distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those ordinary shares and the payment of the proceeds to public shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the Companies Act, (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). If, after the redemption proceeds are paid to public shareholders, it transpires that our financial position at the time was such that it did not satisfy the solvency test, the Companies Act provides a mechanism by which those proceeds could be recovered from public shareholders. However, the Companies Act also provides for circumstances where such proceeds could not be subject to claw back, namely where (a) the public shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a public shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.

We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants at such time.

We are not registering the ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis under certain circumstances specified in the warrant agreement. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, such warrant may have no value. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the ordinary shares included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying ordinary shares for sale under all applicable state securities laws.

Registration rights that will be in effect upon consummation of this offering may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders, sponsors and underwriters and their respective permitted transferees can demand that we register the founder shares, the insider warrants and the ordinary shares issuable upon exercise of the insider warrants and warrants that may be issued upon conversion of working capital loans. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our initial shareholders, sponsors and underwriters, or their respective permitted transferees are registered.

Because we have not selected any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We will seek to capitalize on the strength of our management team to identify, acquire and operate a business whose principal executive office is located in Canada, Europe, Africa or Israel. Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities outside of our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the geography, industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if we are no longer a FPI and shareholder approval of the transaction is required by law or Nasdaq rules, or we decide to obtain shareholder approval for business reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $8.00 per share on our redemption.

We may not obtain an opinion from an independent investment banking firm in connection with a business combination, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we consummate our initial business combination (i) with a company that is affiliated with our sponsors, initial shareholders, officers or directors, (ii) by partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor and (iii) with a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our initial shareholders, executive officers or directors are affiliated, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value and/or total enterprise value according to reasonably accepted valuation standards and methodologies. Such standards and methodologies used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.

Our memorandum and articles of association authorize the issuance of an unlimited amount of both ordinary shares of no par value and preferred shares of no par value. We may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. Although no such issuance of ordinary or preferred shares will affect the per share amount available for redemption from the trust account, the issuance of additional ordinary or preferred shares:

•	may significantly dilute the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;
•	could cause a change in control if a substantial number of ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $8.00 per share on our redemption.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares or warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year ending March 31, 2012 may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). If we do not complete our initial business combination by the end of our current taxable year, and we have gross income for our current taxable year, we likely will be a PFIC for our current taxable year unless we complete our initial business combination in our taxable year ending March 31, 2013 and are not treated as a PFIC for either of our taxable years ending March 31, 2013 or March 31, 2014. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. In addition, we may not provide timely financial information that would be required for U.S. investors to make a potentially favorable “qualified electing fund” election, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service (“IRS”) were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares, warrants and units, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

After our initial business combination, it is likely that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is likely that after our initial business combination, a majority of our directors and officers will reside outside of the United States and a majority of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

We are dependent upon our officers and directors and the loss of their services could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Additionally, our officers and directors hold executive positions with the management company of our sponsors and certain of our officers and directors engage in consulting and advisory activities. All of the above could cause our officers and directors to not spend the requisite time pursuing our potential targets for our initial business combination. Furthermore, we do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers, or their spending less time than anticipated on our activities, could have a detrimental effect on us and our ability to consummate our initial business combination.

Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors may in the future become affiliated with other entities that are engaged in a similar business.

Our officers may become involved with subsequent blank check companies similar to our company, Our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into our initial business combination with a target business that is affiliated with our sponsors, our directors or officers, although we do not intend to do so. Additionally, unlike almost all other blank check companies which have consummated an initial public offering, our board may decide to pay to our officers and directors up to an aggregate maximum of $400,000 in finder’s fees, consulting fees or other compensation for the introduction to us of a target business (with which we ultimately consummate our initial business combination) or in connection with services such person (or persons) may render for us in connection with the consummation of our initial business combination. While any such fee or other compensation paid will be disclosed in our tender offer documents if we proceed with our initial business combination under the tender offer rules or in our proxy solicitation documents if we proceed with our business combination pursuant to the proxy rules, your only ability to “disapprove” of such fee would be to tender (or redeem) your shares. Further, we do not have a policy that expressly prohibits any of our sponsors, officers, directors or their respective affiliates from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours which could lead us to pursuing a less desirable target and/or ultimately being unable to consummate our initial business combination.

We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsors, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsors, officers and directors. Our directors also serve as officers and board members for other entities. Our sponsors, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our shareholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our initial shareholders will lose their entire investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

Our initial shareholders purchased the founder shares for $25,000. The founder shares will be worthless if we do not consummate an initial business combination. Additionally, our sponsors have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase up to 40% of the public warrants, in the open market during the period commencing on the later of 61 days after the date of this prospectus or when the warrants commence separate trading and terminating on the earlier of the date of the announcement of the business combination or until the maximum number of such warrants have been purchased. Our sponsors have also agreed that they will tender for the balance of the public warrants in connection with our initial business combination or if we are unable to consummate our initial business combination.

The shares acquired prior to this offering and any warrants owned by our sponsors, directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our sponsors, directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our sponsors’, directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

You may not be able to sell your warrants to our sponsors pursuant to the 10b5-1 purchase plan at a time you wish to do so.

As indicated in this prospectus, our sponsors have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase up to 40% of the public warrants, in the open market during the period commencing on the later of 61 days after the date of this prospectus or when the warrants commence separate trading through and terminating on the earlier of the date of the announcement of the business combination or until the maximum number of such warrants have been purchased. However, for purchases to take place, the broker effectuating the purchases for our sponsors must be able to comply with all of the technical requirements of Rule 10b-18. If any of the technical requirements of Rule 10b-18 cannot be complied with, purchases will not be made under the plan. Accordingly, it is possible that our sponsors will not be able to purchase any warrants under the plan. As a result, you may not be able to sell your warrants at a time you wish to do so.

Purchases of our warrants by our sponsors may artificially inflate the post-offering price of our warrants and could result in liability under the Exchange Act.

As indicated in this prospectus, our sponsors have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase up to 40% of the public warrants, in the open market during the period commencing on the later of 61 days after the date of this prospectus or when the warrants commence separate trading through and terminating on the earlier of the date of the announcement of the business combination or until the maximum number of such warrants have been purchased. Our sponsors have also agreed that they will tender for the balance of the public warrants that will commence after our announcement of a business combination and occur in connection with our initial business combination. Since Rule 10b-18, a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act, does not apply to warrants, our sponsors will make purchases outside of the safe harbor provided by Rule 10b-18. However, all purchases must comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of the warrants purchases) although the purchases will not actually be effectuated under Rule 10b-18. Because purchases will not be effectuated under Rule 10b-18, such purchases could result in liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. However, pursuant to the 10b-5 plan to be entered into by the sponsors, the broker effectuating the plan is permitted to make warrant purchases only when such purchases are in technical compliance under Rule 10b-18 and it is not permitted to do so in any other circumstances. However, the potential for liability nevertheless exists. As such, a shareholder could bring an action against the sponsors or us (as the sponsors are our agents) claiming the sponsors’ purchases have resulted in market manipulation, by artificially increasing the warrant price above what it would have been without such purchases. If a shareholder brought such an action and a court found that our sponsors and we violated Section 9(a)(2) and Rule 10b-5 of the Exchange Act, we could be subject to monetary damages to the shareholder. In addition, we may be subject to an enforcement action by the SEC. Accordingly, this could cause the proceeds held in the trust account to be reduced and the per-share redemption price received by shareholders to be less than approximately $10.00. Additionally, if the purchases do result in our warrants having an artificially high price in the post offering marketplace, it could cause an investor wishing to purchase our warrants at below $0.40 when he believes the true market price of the warrants is in fact below $0.40 to be unable to do so, as the limit order would keep the warrant price at no less than $0.40 per warrant. However, the purpose of such purchases is solely to provide a readily available market for public warrant holders wishing to sell their warrants prior to the announcement of a business combination where such market might not exist.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. We and our officers and directors have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, although no issuance of debt will affect the per share amount available for redemption from the trust account, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our ordinary shares;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering will provide us with $40,000,000 (or $46,000,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder (or majority holder of the economic benefits) of the target or are otherwise not required to register as an investment company under the Investment Company Act. Even though we will own a majority interest (or majority economic interest) in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital shares of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate our initial business combination with which a substantial majority of our shareholders do not agree.

Since we have no specified percentage threshold for redemption contained in our memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate an initial business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with our initial business combination. As a result, we may be able to consummate our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we are no longer a FPI and we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, shareholders that would otherwise vote against the transaction may be able to enter into privately negotiated agreements to sell their shares to us or our sponsors, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We may seek to amend our memorandum and articles of association or governing instruments in a manner that will make it easier for us to consummate our initial business combination that our shareholders may not support.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We may seek to amend our charter or governing instruments in order to effectuate our initial business combination. However, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 18 (or 21) months.

The provisions of our memorandum and articles of association, that relate to us entering into a business combination may be amended by a lower amendment threshold than that employed by many blank check companies. It may be easier for us, therefore, to amend our memorandum and articles of association to facilitate the consummation of an initial business combination that our shareholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our memorandum and articles of association provides that any of its provisions, including those related to pre-business combination activity, may be amended prior to our business combination if approved by the affirmative vote of holders holding at least 65% (or 50% if approved in connection with our initial business combination) of our outstanding shares that have voted on such amendment and are entitled to vote. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. In addition, our memorandum and articles of association, excluding the provisions relating to shareholders’ rights or pre-business combination activity, may be amended with the approval of the directors. Our initial shareholders, which will beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our memorandum and articles of association which govern our pre-business combination behavior more easily that many blank check companies, and this may increase our ability to consummate our initial business combination with which you do not agree. However, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 18 (or 21) months.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may only receive $8.00 per share on our redemption.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for our initial business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may only receive $8.00 per share on our redemption. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering, our initial shareholders will own 20.0% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. If our sponsors or management team purchases any units in this offering or if we, our sponsors or our management team purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. Additionally, our sponsors have indicated they may purchase: (1) if we are no longer a FPI and we hold a shareholder meeting and conduct redemptions pursuant to the proxy rules, up to $10,000,000 worth of shares in open market transactions as described herein; provided, however, to the extent our sponsors do not purchase $10,000,000 worth of shares in the open market, our sponsors have the option to purchase the difference in a private placement of shares occurring simultaneously with the closing of the business combination or (2) if we conduct redemptions pursuant to the tender offer rules, up to $10,000,000 worth of shares (at our offering price of $8.00 per share) in a private placement occurring simultaneously with the closing of the business combination. All such shares purchased shall be on similar terms as those offered pursuant to this prospectus.

In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of our initial business combination.

If we do not hold an annual meeting of shareholders until after the consummation of our initial business combination shareholders will not be afforded an opportunity to elect directors and to discuss company affairs with management until such time.

Unless otherwise required by law or Nasdaq, or we decide for other business reasons, we do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. If our shareholders want us to hold a meeting prior to our consummation of our initial business combination, they may do so by members holding not less than thirty per cent of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82 of the Companies Act. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq corporate governance standards and SEC rules and regulations applicable to U.S. issuers. This may afford less protection to holders of our securities.

As a foreign private issuer, we are permitted to, and we will, follow home country corporate governance practices instead of certain requirements of the Nasdaq Marketplace Rules, which in general require listed companies to have, among other things, a majority of independent directors on the board of directors, a nominating committee consisting solely of independent directors and a formal director nomination process. The corporate governance practice in our home country, the British Virgin Islands, does not require the implementation of a nominating committee or establishment of a formal director nomination process, the formation of an audit committee or if such a committee is formed that it have any specific composition, that a board of directors consist of a majority of independent directors or that independent directors be involved in the determination of executive compensation. We currently intend to rely upon the relevant home country exemptions in lieu of Nasdaq requirements with respect to the nominating committee or nomination process, majority independence of our board of directors, the number of independent directors on the audit committee and involvement of independent directors in the determination of executive compensation. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection than is accorded to investors under the Listing Rules of the Nasdaq Stock Market applicable to domestic issuers.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.017 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 63.7% or $5.09 per share (the difference between the pro forma net tangible book value per share of $2.91 and the initial offering price of $8.00 per unit).

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Transfer & Stock Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of a majority of the then outstanding public warrants (including the insider warrants) approve of such amendment. Upon consummation of this offering, our initial shareholders will own approximately 46% of the outstanding warrants (assuming they do not purchase any units in this offering and not including any public repurchased warrants they may purchase or tender for, each as described in this prospectus) and the underwriters will own approximately 5% of the outstanding warrants. Therefore, it is possible that we may not need approval from any holder of public warrants to amend the terms of the warrants. Although our ability to amend the terms of the warrants with the consent of a majority of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the ordinary shares equals or exceeds $10.50 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that commencing five business days prior to the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (1) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (2) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (3) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the insider warrants or the repurchased public warrants will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees.

Our warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 5,000,000 ordinary shares (or up to 5,750,000 ordinary shares if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 4,400,000 insider warrants (or 4,820,000 if the over-allotment option is exercised in full), each exercisable to purchase one ordinary share at $7.00 per share. In addition, if the sponsors make any working capital loans, they may convert up to $500,000 of those loans into additional sponsor warrants at $0.50 per warrant. Additionally, the exercise price of the warrants is lower than in many similar recent blank check companies (which are exercisable at or above the unit offering price).

To the extent we issue ordinary shares to effectuate our initial business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business.

The insider warrants and repurchased public warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants or the repurchased public warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are held by the initial purchasers or their affiliates. Additionally, for so long as the EBC warrants are held by EarlyBirdCapital, Inc. or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	a review of debt to equity ratios in leveraged transactions;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on Nasdaq, as of the date of this prospectus there is no market for our securities. Prospective shareholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the Over the Counter Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in Nasdaq, the liquidity and price of our securities may be more limited than if we were quoted or listed on a Nasdaq or a national exchange. You may be unable to sell your securities unless a market can be established or sustained.

Although initially listed on Nasdaq, our securities may not continue to be listed on its exchange in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be initially listed on Nasdaq, a national securities exchange, upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on Nasdaq in the future. Additionally, in connection with our business combination, Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	a reduced liquidity with respect to our securities;
•	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The United States federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 18 (or 21) months time frame.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, (which we refer to herein as the Exchange Act), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of The NASDAQ Capital Market and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act), we may take advantage of certain exemptions from various reporting requirements that are applicable to “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years. If our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

Compliance obligations under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report for the year ending March 31, 2014. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to all public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We may re-incorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the British Virgin Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
•	the U.S. judgment is final and for a liquidated sum;
•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;
•	recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Our memorandum and articles of association permit the board of directors to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our memorandum and articles of association permits the board of directors to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect to the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors and could operate to the disadvantage of the outstanding ordinary shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. We may issue some or all of such preferred shares in connection with our initial business combination. Notwithstanding the foregoing, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 18 (or 21) months.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical or relate to facts or conditions present as of the date of this prospectus are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to complete our initial business combination;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	our potential ability to obtain additional financing to complete our initial business combination;
•	our pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	our public securities’ potential liquidity and trading;
•	the lack of a market for our securities;
•	failure to list or delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;
•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 26. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 5,000,000 units at an offering price of $8.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$40,000,000	$46,000,000
Gross proceeds from insider warrants offered in the private placement	2,200,000	2,410,000
Total gross proceeds	$42,200,000	$48,410,000
Estimated Offering expenses(2)
Underwriting commissions (3.5% of gross proceeds from units offered to public)	$1,400,000	$1,610,000
Legal fees and expenses(3)	170,000	170,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	35,000	35,000
Nasdaq Capital Market Listing Fees	50,000	50,000
SEC and FINRA Expenses	10,440	10,440
Miscellaneous	44,560	44,560
Total offering expenses	$1,750,000	$1,960,000
Proceeds after offering expenses	$40,450,000	$46,450,000
Not held in trust account	$450,000	$450,000
Held in trust account	$40,000,000	$46,000,000
% of public offering size	100.0%	100.0%

The following table shows the use of the $450,000 of net proceeds not held in the trust account and an additional $100,000 (based on current estimated yields) of interest earned on our trust account (net of taxes payable) that may be related to us to cover operating expenses.(4)

	Amount	Percentage
Due diligence, legal, accounting, and other expenses in connection with any business combination	$220,000	40%
Legal and accounting fees related to regulatory reporting obligations	50,000	9.1%
Nasdaq Capital Market Listing Fees	55,000	10.0%
Payment for office space, administrative and support services(4)	210,000	38.2%
Other miscellaneous expenses	15,000	2.7%
Total	$550,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful consummation of our initial business combination.
(2)	In addition, a portion of the offering expenses have been paid from the proceeds of an aggregate of $55,940 in loans and advances from our sponsors, as described in this prospectus. This loan will be repaid upon consummation of this offering out of the $350,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.
(3)	Our counsel has agreed to defer legal fees for services provided in connection with the offering in the amount of $115,000. Such deferred legal fees will be payable by us only upon the successful completion of our initial business transaction. In the event we do not consummate our initial business transaction the deferred legal fee will not be paid. Accordingly, the deferred legal fee is not reflected as a cost of this offering in the above “Estimated Offering Expenses”.
(4)	Commencing on the date that our securities are first listed on Nasdaq and terminating on the consummation of our initial business combination (or our earlier liquidation), we have agreed to pay Infinity-C.S.V.C. Management Ltd, an affiliate of our sponsors, an aggregate of $10,000 per month for office space, administrative services and secretarial support.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount of interest available to us from the trust account may be less than $100,000 as a result of the current or future interest rate environment.

A total of $40,000,000 ($46,000,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the insider warrants described in this prospectus, will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U. S. treasuries with a maturity of 180 days or less. Except for the interest income that may be released to us to pay any taxes and to fund our working capital requirements, as discussed below, none of the funds held in trust will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 18 (or 21) months and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust, as well as the interest income that may be released to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is less than $100,000 as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

Commencing on the date that our securities are first listed on Nasdaq and terminating on the consummation of our initial business combination (or our earlier liquidation), we have agreed to pay Infinity-C.S.V.C. Management Ltd, an affiliate of our sponsors, an aggregate of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by Infinity-C.S.V.C. Management Ltd for our benefit and is not intended to provide our sponsors compensation in lieu of salary or other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, our sponsors have loaned and advanced to us a total of $55,940 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of September 30, 2012 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $350,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Unlike many blank check companies, we are permitted to pay our sponsors, officers, directors or their affiliates up to $400,000 in finder’s fees, consulting fees or other compensation for the introduction to us of a target business (with which we ultimately consummate our initial business combination) or in connection with services such person (or persons) may render for us in connection with the consummation of our initial business combination. Any such fee or other compensation paid will be disclosed in our tender offer documents if we proceed with our initial business combination under the tender offer rules or in our proxy solicitation documents if we proceed with our business combination pursuant to the proxy rules.

If we are no longer a FPI and seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares from shareholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. Our sponsors, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Neither our directors, officers, advisors nor their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price (over the trust value) for such public shares, in the event we do, the payment of a premium may not be in the best interest of those shareholders not receiving any such premium. In addition, the payment of a premium by us after the consummation of our initial business combination may not be in the best interest of the remaining shareholders who do not redeem their shares. Such shareholders may experience a reduction in book value per share compared to the value received by shareholders that have their shares purchased by us at a premium. Nevertheless, because any payment of a premium by us will be made only from proceeds released to us from the trust account following completion of a business combination, no such payments will reduce the per share amounts available in the trust account for redemption in connection with the business combination. Except for the limitations described above on use of trust proceeds released to us prior to consummating our initial business combination, there is no limit on the amount of shares that could be acquired by us or our affiliates, or the price we or they may pay, if we hold a shareholder vote.

Our sponsors have indicated they may purchase: (i) if we are no longer a FPI and we hold a shareholder meeting and conduct redemptions pursuant to proxy rules, up to $10,000,000 worth of shares in open market transactions as described herein; provided, however, to the extent our sponsors do not purchase $10,000,000 worth of shares in the open market, our sponsors have the option to purchase the difference in a private placement of ordinary shares occurring simultaneously with the closing of business combination or (ii) if we conduct redemptions pursuant to the tender offer rules, up to $10,000,000 worth of shares (at our offering price of $8.00 per share) in a private placement occurring simultaneously with the closing of the business combination. These purchases will be made in accordance with Rule 10b5-1 under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. The price per share at which such purchases will be made will not be more than the per-share amount held in the trust account (less taxes payable) as reported in the preliminary proxy statement. These purchases may commence two business days after we file a preliminary proxy statement relating to our initial business combination and end on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved or at such time the purchases reach the maximum set by our sponsors, not to exceed $10,000,000 in total. Our sponsors will not have any discretion or influence over these purchases other than the decision as to whether to undertake any purchases at all. Our sponsors have agreed to vote any ordinary shares purchased in the open market in favor of our initial business combination, representing a maximum of approximately 25% of the public shares entitled to vote on the business combination. Unless our initial business combination is approved by our shareholders, our sponsors have agreed not to resell these shares. However, our sponsors will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market in the event we do not consummate an initial business combination.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of an initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein or (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 18 (or 21) months, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders have agreed to waive their redemption rights with respect to any founder shares and public shares in connection with the consummation of our initial business combination. Our officers and directors have also agreed to waive their redemption rights with respect to any public shares purchased during or after the offering in connection with the consummation of our initial business combination. In addition, our initial shareholders have agreed to waive their right to liquidating distributions with respect to their founder shares if we fail to consummate our initial business combination within 18 (or 21) months from the closing of this offering. However, if our sponsors, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Companies Act. The Companies Act provides that, subject to our memorandum or articles of association, the directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied on reasonable grounds that we will immediately after the distribution, satisfy the ‘solvency test'. A company will satisfy the solvency test if (i) the value of the company’s assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company’s failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of this offering in such amount as to maintain our initial shareholders’ ownership at 20.0% of the issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the insider warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants, which would cause the actual dilution to our public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

On December 31, 2011, our net tangible book value was a deficiency of $(64,624), or approximately $(0.05) per ordinary share. After giving effect to the sale of 5,000,000 ordinary shares included in the units we are offering in this prospectus, the sale of the insider warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2011 would have been $5,447,877 or $2.91 per share, representing an immediate increase in net tangible book (as decreased by the value of the approximately 4,375,000 ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) value of $5.09 per share to our initial shareholders as of the date of this prospectus and an immediate dilution of $8.00 per share or 100.0% to our public shareholders not exercising their redemption rights.

The following table illustrates the dilution to our public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(0.05)
Increase attributable to public shareholders	5.15
Decrease attributable to public shares subject to redemption	(8.00)
Pro forma net tangible book value after this offering		2.91
Dilution to new investors		$5.09

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $34,999,999 to adjust for the right of holders of our public shares to redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the consummation of our initial business combination, including interest less taxes payable), divided by the number of ordinary shares sold in this offering.

The following table sets forth information with respect to our initial shareholders and our public shareholders:

	Total shares(1)		Total consideration		Average price per share(1)
	Number	Percentage	Amount	%
Initial Shareholders	1,250,000	20%	$25,000	0.06%	$0.025
Public Shareholders	5,000,000	80	40,000,000	99.94	$10.00
Total	6,250,000	100%	$40,025,000	100.00%

(1)	Assumes that the underwriters’ over-allotment option has not been exercised and 187,500 shares have been forfeited by our initial shareholders.

The Pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(64,624)
Net proceeds from this offering and sale of insider warrants	40,450,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	62,500
Less: amount of ordinary shares subject to redemption to maintain net tangible assets of $5,000,001	(34,999,999)
$5,447,877
Denominator:
Ordinary shares outstanding prior to this offering	1,437,500
Shares forfeited if over-allotment is not exercised	(187,500)
Ordinary shares included in the units offered	5,000,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(4,375,000)
1,875,000

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2011 and as adjusted to give effect to the filing of our memorandum and articles of association, the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2011
	Actual	As Adjusted(1)
Notes and advances payable to affiliate(2)	55,940	—
Ordinary shares, subject to redemption (4,375,000)(3)	—	34,999,999
Shareholders’ equity (deficit):	—	—
Preferred shares, no par value, unlimited shares authorized; none issued or outstanding	—	—
Ordinary shares, no par value, unlimited shares authorized; 1,437,500 shares issued and outstanding; 5,000,000 shares issued and outstanding, as adjusted(4)	25,000	5,475,001
Additional paid-in capital	—	—
Deficit accumulated during the development stage	(27,124)	(27,124)
Total shareholders’ equity (deficit)	(2,124)	5,447,877
Total capitalization	$53,816	$40,447,876

(1)	Includes the $2,200,000 we will receive from the sale of the insider warrants (not including additional proceeds in the event the over-allotment option is exercised).
(2)	Note and advances payable to affiliate are advances and loans in the aggregate of $55,940 to our sponsors. The loans and advances are non-interest bearing and payable on the earlier of September 30, 2012 or the consummation of this offering.
(3)	Upon the consummation of our initial business combination, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 founder shares held by our initial shareholders have been forfeited.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a British Virgin Islands business company with limited liability (meaning our public shareholders have no additional liability, as members of our company, for the liabilities of our company over and above the amount paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. We have not identified an acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares in our initial business combination:

•	may significantly dilute the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;
•	could cause a change in control if a substantial number of ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
•	may have the effect of delaying or preventing a change of control of us by diluting the shares ownership or voting rights or a person seeking to obtain control of us; and
•	may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our ordinary shares;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2011 we had $152 in cash and deferred offering costs of $62,500. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsors and loans and advances from our sponsors in the amount of $55,940. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $350,000, and (ii) the sale of the sponsor warrants for a purchase price of $2,000,000 (or $2,190,909 if the over-allotment option is exercised in full) and EBC warrants for a purchase price of $200,000 (or $219,091 if the over-allotment option is exercised in full), will be approximately $40,800,000 (or approximately $46,450,000 if the underwriters’ over-allotment option is exercised in full). Approximately $40,000,000 ($46,000,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account. The remaining $450,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $350,000, we may fund such excess with funds from the $450,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $350,000, the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of taxes payable) to consummate our initial business combination. We may use interest earned on the trust account to pay taxes. To the extent that our shares or debt are used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial business combination, we will have available to us the $450,000 of proceeds held outside the trust account and all of the interest income on the balance of the trust account (net of taxes payable) that will be released to us to fund our working capital requirements. Based on the current interest rate environment we believe the proceeds place in the trust account will produce $100,000 in interest income over our up to 21 month existence. Should this amount be insufficient, our sponsors or an affiliate of our sponsors may fund our additional working capital requirements or finance transaction costs, as necessary, however, such parties are under no obligation to do so. We will use these funds, including any loans from our sponsors or an affiliate of our sponsors, to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and consummate our initial business combination.

As stated above, in order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsors or affiliates of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

We expect our primary liquidity requirements during that period to include approximately $220,000 for due diligence, legal, accounting and other expenses in connection with any business combination; $50,000 for legal and accounting fees related to regulatory reporting requirements; $55,000 for Nasdaq continued listing fees; $210,000 for office space, administrative and support services; and approximately $15,000 for general working capital that will be used for miscellaneous expenses, director and officer insurance and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we enter into an agreement where we pay for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest (net of taxes payable) available to us from the trust account is less than anticipated, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. As a newly public Company, we will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending March 31, 2014. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. treasuries with a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In April 2011, our sponsors purchased an aggregate of 1,150,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.022 per share and on May 3, 2011, our sponsors sold, at cost, 230,000 of such founder shares to certain of our officers and directors. In February 2012, each of Limei Zhao and Kersten Hui (two of our executive officers) sold, at cost, 3,001 founder shares (for an aggregate of 6,002 founder shares) to Mark B. Segall, our independent director. On May 24, 2012, we effectuated a 1.25-for-1 forward split of our outstanding ordinary shares, leaving our sponsors and initial shareholders with 1,437,500 founder shares. An aggregate of 187,500 founder shares are subject to forfeiture if the over-allotment is not exercised in full.

As of the date of this prospectus, our sponsors have loaned and advanced on our behalf a total of $55,940 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier September 30, 2012 or the closing of this offering. This loan will be repaid upon the closing of this offering out of the $350,000 of offering proceeds that has been allocated for the payment of offering expenses. We are also obligated, commencing on the date that our securities are first listed on Nasdaq and terminating on the consummation of our initial business combination (or our earlier liquidation), to pay Infinity-C.S.V.C. Management Ltd, an affiliate of our sponsors, an aggregate of $10,000 per month for office space, administrative services and secretarial support.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsors or affiliates of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the net interest that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsors have committed to purchase an aggregate of 4,000,000 sponsor warrants (or 4,381,818 if the over-allotment option is exercised in full) at a price of $0.50 per warrant ($2,000,000 in the aggregate, $2,190,909 if the over-allotment option is exercised in full) and the underwriters have committed that they or their designees will purchase 400,000 EBC warrants (or 438,182 EBC warrants if the over-allotment option is exercised in full) at a price of $0.50 per warrant ($200,000 in the aggregate, or $219,091 if the over-allotment option is exercised in full) ) in a private placement that will occur simultaneously with the closing of this offering. Each insider warrant entitles the holder to purchase one ordinary share at $7.00 per share. Our sponsors and underwriters will be permitted to transfer the insider warrants held by them to our officers and directors, and other persons or entities affiliated with our sponsors and underwriters, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsors and underwriters. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by our sponsors or underwriters until the completion of our initial business combination.

The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are held by the initial purchasers or their affiliates. Additionally, for so long as the EBC warrants are held by EarlyBirdCapital, Inc. or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.

Our sponsors or their designees have committed to purchase up to 40% of the public warrants in the aftermarket at $0.40 per public warrant during the period commencing on the later of 61 days after the date of this prospectus or when the warrants commence separate trading and terminating on the earlier of the date of the announcement of the business combination or until the maximum number of such warrants have been purchased. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan entered into by the sponsors on or prior to the date of this prospectus which requires the sponsors to maintain an irrevocable limit order for such public warrants at $0.40 per warrant. Pursuant to the 10b5-1 plan, all such purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume requirements with respect to the warrants) although the purchases will not actually be effectuated under Rule 10b-18. If any of the technical requirements of Rule 10b-18 cannot be complied with, purchases will not be made under the plan. As a result, it is possible that the sponsors will not be able to purchase any warrants under the plan.

In addition to up to 40% public warrants being purchased as described above, our sponsors have committed to purchase at $0.60 per public warrant (exclusive of commissions) the balance of the outstanding public warrants in a tender offer that will commence after our announcement of a business combination and occur in connection with our initial business combination. The warrant tender offer will not be conditioned upon any minimum number of warrants being tendered. If we are unable to consummate a business combination within the allotted time, Continental Stock Transfer & Trust Company will use the funds held in a segregated escrow account, initially in the amount of $3,450,000, in order to distribute $0.60 per public warrant to the holders of such warrants, excluding public warrants held by our sponsors, and thereafter, all such public warrants and repurchased public warrants will expire.

Pursuant to a registration rights agreement we will enter into with our initial shareholders and holders of the insider warrants on or prior to the date of this prospectus, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which for the founder shares, occurs upon the earlier of one year after the completion of our initial business combination or: (i) in the case of 50% of the founder shares, if, subsequent to our business combination, the last sales price of our ordinary shares equals or exceeds $9.60 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, if the last sales price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for shares splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination. In the case of the insider warrants and the ordinary shares underlying such warrants, after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated as a British Virgin Islands business company with limited liability (meaning that our public shareholders have no additional liability, as members of our company, for the liabilities of our company over and above the amount paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, directly or indirectly, with respect to identifying any acquisition target.

Business Strategy

Our efforts in identifying a prospective target business will not be limited to a particular country, although we intend to focus on operating businesses that have their principal executive office located in Canada, Europe, Africa or Israel. We believe that we will add value to this business by enhancing its growth prospects in China via strategic partnerships, sales/marketing, IP licensing, Joint Ventures or manufacturing.

We will seek to capitalize on the strength of our management team. Our co-Chief Executive Officers, officers and directors have an aggregate of 80 years of experience managing, advising, acquiring, financing and selling private and public companies in a variety of industries. We believe that our contacts and sources, ranging from private and public company contacts, private equity funds, and investment bankers to attorneys, accountants and business brokers, will allow us to generate acquisition opportunities. Our Co-Chairpersons have been actively engaged in entrepreneurship and investments for over 50 years and have been assisting western companies operate in China since 2004. Their efforts in China have led to the development of contacts and relationships that will be leveraged in implementing our business plan.

In 2005, the Chinese government granted to Infinity-CSVC Venture Capital Enterprise, an entity affiliated with our Co-Chairpersons and the managers of our sponsors, the first license ever issued to a foreign invested venture capital fund, a new form of investment vehicle incorporating features akin to a limited partnership and specifically formed for the purpose of investing in Israeli and Chinese technology companies. In addition to certain subsidiaries of IDB Group and its other Israel-based limited partners, the China Development Bank, a development-oriented financial institution of the Chinese government under the jurisdiction of China’s State Council, is a limited partner of our sponsors. The IDB Group is Israel's largest holding company and is active globally in international business. Furthermore, a subsidiary of China Singapore Suzhou Industrial Park Ventures Co. Ltd., a government sponsored investment fund (with a majority of its funds provided by local governmental entities), is a shareholder of our sponsor’s general partner with representation on our sponsors’ investment committee and the general partner’s board of directors. Our executive officers and directors will seek to capitalize on these and other relationships in China in order to locate potential target businesses in the western world that will be synergistic with the current growth strategies in China. We caution investors that the strength of our network and relationships cannot guarantee that we will source an attractive acquisition opportunity or successfully consummate an initial business combination.

The Infinity I-China Funds include 12 offices in China and 10 satellite funds that are investment funds managing local currency funds on behalf of municipalities in certain cities. These funds give Infinity access to local Chinese business looking to partner with western businesses to enhance global enterprise with a trusted partner.

There is no priority with respect to the geographic locations we will focus on initially and we will use the same search process for each of these geographic locations. While we have not established the factors we would consider in deciding to invest in a target business, we will seek to identify a target that is likely to provide attractive financial returns. We have not established specific criteria that would trigger our consideration of businesses outside of Canada, Europe, Africa or Israel, although we may focus on other geographic regions if we believe that those regions are better able to provide these attractive financial returns or if an opportunity outside of Canada, Europe, Africa or Israel was brought to our attention at anytime we are in search of a target business. We have not determined a time frame, monetary amount or any other factor that would trigger our search of a target business outside of these regions.

Pursuant to the Nasdaq listing requirements and our memorandum and articles of association, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we (or any entity that is a successor to us in an initial business combination) will become the majority or greater shareholder or majority holder of economic benefits of the target. We will not consider any transaction that does not meet these criteria. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital shares of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.

Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations and implement strategies to grow revenue either organically or through acquisitions. Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Middle-Market Growth Business. We will seek to acquire one or more growth businesses with a total enterprise value ranging from roughly $32,000,000 to $150,000,000, determined in the sole discretion of our officers and directors according to reasonably accepted valuation standards and methodologies. We believe that our focus on businesses in this segment of the middle market will offer us a substantial number of potential business targets that we believe can benefit from improved operations and achieve and maintain significant revenue and earnings growth (particularly when exposed to the Chinese market). We do not intend to acquire either a start-up company or a company with negative cash flow. Under our memorandum and articles of association, we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.
•	Companies with Opportunity to Strengthen Management and Add Value. We will seek to acquire one or more businesses that provide a platform for us to develop the acquired business' management team and leverage the experience of our officers, directors and sponsor investors. We believe that the operating expertise of our officers and directors is well suited to complement and, if required, replace the target's management team.

•	Companies in Business Segments that are Strategically Relevant to China. We will seek to acquire a western business with strong technology, know-how, distribution networks or business practices that will be strategic to China and its growth such as alternative energy, water, agriculture, automated machinery, medical devices, Internet, IT Services, natural resources and communications.
•	Business with Revenue and Earnings Growth Potential. We will seek to acquire one or more businesses that have the potential for significant revenue and earnings growth through a combination of brand and new product development, increased production capacity, expense reduction, synergistic follow-on acquisitions and increased operating leverage.
•	Companies with Potential for Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that have the potential to generate strong, stable and increasing free cash flow. We will focus on one or more businesses that have predictable revenue streams and definable low working capital and capital expenditure requirements. We may also seek to prudently leverage this cash flow in order to enhance shareholder value.
•	Benefit from Being a Public Company. We intend to only acquire a company that will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Competitive Advantages

We believe the experience and contacts of our directors and officers will give us an advantage in sourcing, structuring and consummating a business combination. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, none of the members of our current management team are obligated to remain with us subsequent to a business combination, and we cannot assure you the resignation or retention of our current management will be included as a term or condition in any agreement relating to a business combination. In addition, despite the competitive advantages we believe we enjoy, we remain subject to significant competition with respect to identifying and executing a business combination.

Established Deal Sourcing Network

Through our management team and our directors, we believe we have contacts and sources from which to generate acquisition opportunities and seek complimentary business arrangements. These contacts and sources include those in government, private and public companies around the world, private equity and venture capital funds, investment bankers, attorneys and accountants.

For more information regarding our executive officers and directors, please refer to the more detailed disclosure set forth under the heading “Management” below.

Unique positioning

We are a western investment team with experience in China. We understand cultural, business and economic differences and opportunities that will allow us to negotiate a transaction with a western business whose value we can enhance with Chinese business partners.

Status As A Public Company

We believe our structure will make us an attractive business combination partner to potential target businesses. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares in the target business for our ordinary shares. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $40,000,000 and a public market for our ordinary shares, we offer a target business a variety of options to facilitate a business combination and fund growth and expansion of business operations. Because we are able to consummate a business combination using the cash proceeds of this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the sponsor warrants, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our ordinary shares, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, research or other measures, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsors and any of their potential contacts or relationships regarding a potential initial business combination.

Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis (other than EarlyBirdCapital, Inc., as discussed in this prospectus), we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue.

Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Additionally, our board may decide to pay to our officers and directors up to an aggregate maximum of $400,000 in finder’s fees, consulting fees or other compensation for the introduction to us of a target business (with which we ultimately consummate our initial business combination) or in connection with services such person (or persons) may render for us in connection with the consummation of our initial business combination. Any such fee or other compensation paid will be disclosed in our tender offer documents if we proceed with our initial business combination under the tender offer rules or in our proxy solicitation documents if we proceed with our business combination pursuant to the proxy rules. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.

With respect to our initial business combination, we are not prohibited from pursuing a business combination under any of the following scenarios (however in each case, we have agreed to obtain an opinion from an independent investment banking firm which is a member of FINRA reasonably acceptable to EarlyBirdCapital, Inc. that our initial business combination is fair to our unaffiliated shareholders from a financial point of view): (i) with a company that is affiliated with our sponsors, officers or directors, (ii) by partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor and (iii) with a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our existing shareholders, executive officers or directors are affiliated. Generally, an opinion from an independent investment banking firm is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Selection of a target business and structuring of our initial business combination

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We will only consummate an initial business combination in which we (or any entity that is a successor to us in an initial business combination) become the majority shareholder or majority holder of the economic benefits of the target. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

We have not selected any target business or target industry on which to concentrate our search for our initial business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC. Therefore we do not intend to seek shareholder approval before we effect our initial business combination as not all business combinations require shareholder approval under applicable state law.

Regardless of whether we are required by law, or we decide to seek shareholder approval for business reasons, so long as we maintain our status as a FPI and are required to comply with the foreign private issuer rules, we will conduct the redemptions pursuant to the tender offer rules. If we are no longer a FPI (and no longer required to comply with the foreign private issuer rules) and we are required by law or Nasdaq to seek shareholder approval, or we decide to seek shareholder approval for other business reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.

Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval would be required under the Companies Act for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of shares of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we are no longer a FPI and seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, we may enter into privately negotiated transactions to purchase public shares following the consummation of the business combination from shareholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. Our sponsors, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that we or our sponsors, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to (i) increase the likelihood of obtaining shareholder approval of the business combination or (ii), where the purchases are made by our sponsors, directors, officers, advisors or their affiliates, to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of our initial business combination that may not otherwise have been possible.

As a consequence of any such purchases by us:

•	the funds in our trust account that are so used will not be available to us after the business combination;
•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange;
•	because the shareholders who sell their shares in a privately negotiated transaction or pursuant to market transactions as described above may receive a per share purchase price payable from the trust account that is not reduced by the merger/acquisition fee or taxes payable, our remaining shareholders may bear the entire payment merger/acquisition fee and taxes payable (as well as, in the case of purchases which occur prior to the consummation of our initial business combination, up to $50,000 of net interest that may be released to us from the trust account to fund our dissolution expenses in the event we do not complete our initial business combination within 18 (or 21) months). That is, if we are no longer a FPI and seek shareholder approval of our initial business combination, the redemption price per share payable to public shareholders who elect to have their shares redeemed will be reduced by a larger percentage of the taxes payable than it would have been in the absence of such privately negotiated or market transactions, and shareholders who do not elect to have their shares redeemed and remain our shareholders after the business combination will bear the economic burden of the merger/acquisition fee and taxes payable because such amounts will be payable by us; and
•	the payment of any premium would result in a reduction in book value per share for the remaining shareholders compared to the value received by shareholders that have their shares purchased by us at a premium.

Our sponsors, officers, directors and/or their affiliates anticipate that they will identify the shareholders with whom our sponsors, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsors, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Pursuant to the terms of such arrangements, any shares so purchased by our sponsors, officers, advisors, directors and/or their affiliates would then revoke their election to redeem such shares. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

In addition to the above described permitted purchases, our sponsors have indicated they may, if we are no longer a FPI and we structure our initial business combination to require a shareholder vote, purchase up to $10,000,000 of our ordinary shares in the open market commencing two business days after we file a preliminary proxy statement relating to our initial business combination and ending on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved. These purchases will be made in accordance with Rule 10b5-1 under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. The price per share at which such purchases will be made will not be more than the per-share amount held in the trust account (less taxes payable) as reported in the preliminary proxy statement. These purchases will be made until the earlier of the expiration of the buyback period or until the purchases reach the maximum amount set by our sponsors, not to exceed $10,000,000. Our sponsors will not have any discretion or influence over these purchases other than the decision as to whether to undertake any purchases at all. Our sponsors have agreed to vote any ordinary shares purchased in the open market in favor of our initial business combination, representing a maximum of approximately 25% of the public shares entitled to vote on the business combination. Unless our initial business combination is approved by our shareholders, our sponsors have agreed not to resell these shares. However, our sponsors will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market in the event we do not consummate an initial business combination. In the event our sponsors do not purchase the full $10,000,000 of ordinary shares through open market purchases, our sponsors have the option to purchase from us ordinary shares in a private placement at a purchase price of $8.00 per share until they have spent an aggregate of $10,000,000 in the open market purchases described above and the private placement.

If instead we offer redemption under the tender offer rules in connection with our initial business combination, then our sponsors have the option to purchase from us 1,250,000 ordinary shares in a private placement at a purchase price of $8.00 per share, for an aggregate of $10,000,000.

In either case, the definitive agreement relating to the private placement will be entered into concurrently with the definitive agreement for our initial business combination, and the closing of the private placement purchase will occur immediately prior to the consummation of our initial business combination. No commissions, fees or other compensation will be payable in connection with the private placement.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $8.00 per share. Our initial shareholders have agreed to waive their redemption rights with respect to any founder shares and any public shares they may hold in connection with the consummation of our initial business combination. In addition, our directors and officers have also agreed to waive their redemption rights with respect to any public shares in connection with the consummation of our initial business combination.

Manner of Conducting Redemptions

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, so long as we are a FPI or if we are no longer a FPI and a shareholder vote is not required by law or Nasdaq and we do not decide to hold a shareholder vote for business reasons, we will, pursuant to our memorandum and articles of association:

•	offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
•	file tender offer documents with the SEC prior to consummating our initial business combination which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our ordinary shares electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our shareholders, not just our public shareholders. Our initial shareholders have agreed to waive their redemption rights with respect to any founder shares and public shares in connection with any such tender offer.

Regardless of whether we are required by law or Nasdaq, or we decide to seek shareholder approval for business reasons, so long as we maintain our status as a FPI and are required to comply with the foreign private issuer rules (which exempts us from the proxy rules pursuant to the Exchange Act), we will conduct the redemptions pursuant to the tender offer rules. If we are no longer a FPI (and no longer required to comply with the foreign private issuer rules) and we are required by law or Nasdaq to seek shareholder approval, or we decide to seek shareholder approval for other business reasons, we will:

•	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
•	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination and we are no longer a FPI, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon consummation of the initial business combination.

If we are no longer a FPI and we seek shareholder approval, we will consummate our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote any founder shares and any public shares purchased during or after this offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after this offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders have agreed to waive their redemption rights with respect to any founder shares and public shares in connection with the consummation of our initial business combination.

If we seek shareholder approval of our business combination while we are subject to the foreign private issuer rules, regardless of how any such shareholder votes, our public shareholders will only be able to redeem their ordinary shares in connection with a tender offer which will be conducted pursuant to the tender offer rules.

Many blank check companies would not be able to consummate our initial business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with our initial business combination. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption rights upon consummation of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing, if we are no longer a FPI and we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 12.5% of the shares sold in this offering. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management team to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 12.5% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no on more than 12.5% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with our initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Repurchases and Tender Offer of Public Warrants

Our sponsors or their designees have committed to purchase up to 40% of the public warrants in the aftermarket at $0.40 per public warrant during the period commencing on the later of 61 days after the date of this prospectus or when the warrants commence separate trading and terminating on the earlier of the date of the announcement of the business combination or until the maximum number of such warrants have been purchased. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan entered into by the sponsors on or prior to the date of this prospectus which requires the sponsors to maintain an irrevocable limit order for such public warrants at $0.40 per warrant. Pursuant to the 10b5-1 plan, all such purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume requirements with respect to the warrants) although the purchases will not actually be effectuated under Rule 10b-18. If any of the technical requirements of Rule 10b-18 cannot be complied with, purchases will not be made under the plan. As a result, it is possible that the sponsors will not be able to purchase any warrants under the plan.

In addition to up to 40% public warrants being purchased as described above, our sponsors have committed to purchase at $0.60 per public warrant (exclusive of commissions) the balance of the outstanding public warrants in a tender offer that will commence after our announcement of a business combination and occur in connection with our initial business combination. The warrant tender offer will not be conditioned upon any minimum number of warrants being tendered.

On the date of this prospectus, our sponsors will deposit $3,450,000 with Continental Stock Transfer & Trust Company into a segregated escrow account (representing $0.60 per warrant for up to 100% of the public warrants). The escrow agent will be authorized to transfer up to $920,000 of such funds to a broker to effectuate the 10b5-1 plan, representing the maximum aggregate purchase price for 40% of the public warrants purchased at $0.40 per warrant (assuming full-exercise of the over-allotment option). The balance of the funds held in the escrow account will be used to pay $0.60 per warrant to holders of public warrants that tender in the tender offer of public warrants.

The escrow account shall be reduced to the extent the over-allotment option is not exercised and will be further reduced by an additional amount of $0.20 per public warrant for each public warrant purchased by the sponsors pursuant to the 10b5-1 plan prior to the announcement of a business combination, as described above. The funds in the escrow account shall not be held in trust or comprise any portion of any pro-rata distribution of our trust account.

In the event that we are unable to close a business combination within the allotted time, the escrow agent will be authorized to transfer $0.60 per public warrant, to holders of public warrants other than our sponsors, as promptly as reasonably possible but no more than five business days thereafter and all such public warrants and repurchased public warrants will expire worthless.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents or proxy materials mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on our initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate our initial business combination with a different target until 18 (or 21) months from the closing of this offering.

Redemption of public shares and subsequent voluntary liquidation if no initial business combination

Our sponsors, officers and directors have agreed that we must complete our initial business combination within 18 months from the closing of this offering (or 21 months from the closing of this offering, if a definitive agreement is executed within 18 months from the closing of this offering but the business combination has not been consummated within such period). We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within such time period, we will promptly distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses) pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

In order to redeem public shareholders from the trust account, we will instruct the trustee to distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders. Our initial shareholders have agreed to waive their rights to liquidating distributions with respect to their founder shares if we fail to consummate our initial business combination within 18 (or 21) months. However, if our sponsors, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our warrants in the event we do not consummate our initial business combination within 18 (or 21) months. However, our sponsors have agreed to purchase or tender for public warrants, as described in this prospectus. We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account or from interest not previously withdrawn from the trust account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses. In addition, our sponsors have agreed to indemnify us, jointly and severally, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Following the redemption of public shareholders from the trust account and payment of our creditors, such that we will have no operations or assets (other than funds sufficient to pay the costs of our liquidation), we intend to enter “voluntary liquidation,” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. If we do not complete our initial business combination within 18 (or 21) months, we intend to enter voluntary liquidation following the redemption of public shareholders from the trust account. Therefore in these circumstances, we expect the “voluntary liquidation” process will not cause any delay to the payment of redemption proceeds from our trust account to our public shareholders. The voluntary liquidation process which includes the registered agent of the company making a number of filings at the Registry of Corporate Affairs and the placing of statutory advertisements in the British Virgin Islands Official Gazette and a British Virgin Islands newspaper. At the end of the voluntary liquidation process, the liquidator will prepare its final statement of the company’s accounts and make a notification filing with the Registrar of Corporate Affairs (the “Registrar”). The final stage is for the Registrar to issues a Certificate of Dissolution, at which point the company is dissolved. However, we also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court in the event such a petition is successfully made prior to the redemption of public shareholders from the trust account, such events might delay distribution of some or all of our assets to our public shareholders.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $8.00, plus interest (net of any taxes payable).

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsors have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination, reduce the amounts in the trust account to below $8.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsors will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that our sponsors would be able to satisfy those obligations. We currently believe that our sponsors are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to reserve for such an eventuality. We have not independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that our sponsors will be able to satisfy those obligations. We believe the likelihood of our sponsors having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $8.00 per share and our sponsors assert that they are unable to satisfy any applicable obligations or that they have no indemnification obligations related to a particular claim, our directors would determine whether to take legal action against our sponsors to enforce the indemnification obligations. While we currently expect that our directors would take legal action on our shareholders’ behalf against our sponsors to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $8.00 per share.

We will seek to reduce the possibility that our sponsors will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsors will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $450,000 from the proceeds of this offering not placed in the trust account, and the interest income earned on the balance of the trust account (net of taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). Based upon the current interest rate environment, we expect the trust account to generate approximately $100,000 of interest over the up to 21 month term of the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $350,000, we may fund such excess with funds from the $450,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $350,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsors may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $8.00 per share less any per-share amounts distributed from our trust account to our public shareholders in the event we are unable to consummate our initial business combination within 18 (or 21) months, and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsors will not be responsible to the extent of any liability for such third-party claims.

If the Company is deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favour of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Additionally, if the company enters insolvent liquidation under the Insolvency Act, the funds held in our trust account will likely be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Our public shareholders will be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation or if they redeem their shares in connection with an initial business combination that we consummate. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. In the event we are no longer a FPI and we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate an initial business combination within 18 (or 21) months.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $8.00 per share), including interest less taxes payable, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, we may enter into privately negotiated transactions to purchase public shares from shareholders following consummation of the initial business combination with proceeds released to us from the trust account immediately following consummation of the initial business combination. There is no limit to the prices that we or our sponsors, directors, officers, advisors or their affiliates may pay in these transactions.	If we are unable to consummate an initial business combination within 18 (or 21) months, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $8.00 per share), including interest less taxes payable and less up to $50,000 of such net interest to pay dissolution expenses, divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the investment banker fee or taxes payable.	If we make purchases using funds released to us from the trust account following consummation of our initial business combination at prices that are at a premium to the per-share amount then held in the trust account, our remaining shareholders will also experience a reduction in book value per share to the extent of such premiums.	The redemption of our public shares if we fail to consummate our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$40,000,000 of the net offering proceeds, which includes the $2,000,000 net proceeds from the sale of the sponsor warrants and $200,000 net proceeds from the sale of the EBC warrants, will be deposited into a trust account with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $36,540,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$40,000,000 of the net offering proceeds, which includes the $2,000,000 net proceeds from the sale of the sponsor warrants and $200,000 net proceeds from the sale of the EBC warrants held in trust will be invested only in U.S. treasuries with a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by: (i) any taxes paid or payable and then (ii) any of the interest earned in the trust account, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate our initial business combination within the allotted time, up to $50,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin. We will file the Form 6-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of our initial business combination and 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our memorandum and articles of association, offer to redeem our public shares pursuant to the tender offer rules of the SEC and the terms of the proposed business combination and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we are no longer a FPI and seek shareholder approval, we will consummate our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete our initial business combination within 18 (or 21) months, we will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except for the interest income earned on the trust account balance (net of taxes payable) released to us to pay any taxes on such interest and to fund our working capital requirements, none of the funds held in the trust account will be released from the trust account until the earlier of: (i) the consummation of our initial business combination within 18 (or 21) months and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within such time period.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect our initial business combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our memorandum and articles of association other than “— Warrant terms” which is located in the warrant agreement.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a shareholder vote	We will provide our shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination on the terms described in this prospectus. We intend to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a shareholder vote to approve our initial business combination, unless shareholder approval is required by law or Nasdaq rules or we decide to seek shareholder approval for business reasons.	Many blank check companies are required to file a proxy statement with the SEC and hold a shareholder vote to approve their initial business combination regardless of whether such a vote is required by law. These blank check companies may not consummate our initial business combination if the majority of the company’s public shares voted are voted against a proposed business combination.	Our ability to consummate our initial business combination without conducting a shareholder vote in the event that a shareholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.
Required shareholder vote if we hold a shareholder vote	If we seek shareholder approval in conjunction with the consummation of our initial business combination, a majority of all shares voted that are entitled to vote are required to approve the business combination.	Many blank check companies require that the majority of the public shares that are voted and entitled to vote approve the business combination.	Our ability to consummate our initial business combination by allowing all of our shareholders to vote in connection with our business combination will increase the likelihood that we will be able to complete our initial business combination.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to vote against a business combination in order to redeem	If we seek shareholder approval in conjunction with the consummation of our initial business combination, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	Many blank check companies require public shareholders to vote against the proposed business combination in order to redeem their shares.	The ability of our public shareholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.
Limited Redemption of 12.5% Public Shareholders	If we are no longer a FPI and we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 12.5% of the shares sold in this offering. There is no limitation on the number of shares that may be voted by our shareholders.	Many blank check companies limit the redemption rights and voting rights of public shareholders.	We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Redemption threshold	We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.	Many blank check companies are not permitted to consummate our initial business combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or convert their shares in connection with the shareholder vote.	The absence of a redemption threshold in our offering will make it easier for us to consummate our initial business combination even if a substantial majority of our shareholders do not agree.
Accelerated deadline to complete business combination	We will only have 18 months from the closing of this offering (or 21 months if a definitive agreement is executed within 18 months from the closing of this offering but the business combination has not been consummated within such period) to complete our initial business combination.	Many blank check companies have between 24 and 36 months to complete their initial business combinations.	The 18 (or 21) months deadline for us to complete our initial business combination may decrease the likelihood that we will be able to complete our initial business combination compared to many blank check companies but should not impact the ability of our public shareholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Warrant terms	The warrants issued in this offering (i) have an exercise price that is below the initial public offering price of our units and that is subject to reduction in the event that we pay extraordinary dividends, (ii) do not expire until three years from the closing of our initial business combination or earlier upon redemption or liquidation, (iii) require the consent of holders of a majority of the warrants to amend their terms and (iv) may be exercised on a cashless basis, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants has not been declared effective within 60 business days following the closing of our initial business combination, and until such time as there is an effective registration statement (subject to compliance with state blue sky laws).	The warrants issued in many blank check offerings (i) have an exercise price that is above than the initial public offering price of their units and that is not subject to reduction in the event that they pay extraordinary dividends, (ii) expire five years from the closing of the company’s initial public offering or earlier upon redemption or liquidation and (iii) are not exercisable unless a registration statement covering shares underlying the warrants is effective within 60 days following the initial business combination (subject to compliance with state blue sky laws).	The differences in the terms of the warrants issued in our offering may decrease the likelihood that we will be able to complete our initial business combination to the extent that potential targets view the fact that the exercise price is below the initial public offering price of our units unfavorably but should not impact the ability of our public shareholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Fees to our officers and directors	Our board may decide to pay to our sponsors, officers and directors up to an aggregate maximum of $400,000 in finder’s fees, consulting fees or other compensation for the introduction to us of a target business (with which we ultimately consummate our initial business combination) or in connection with services such person (or persons) may render for us in connection with the consummation of our initial business combination.	Almost all other blank check companies which have consummated an initial public offering have agreed not to pay their sponsors, officers or directors any finder’s fees, consulting fees or other compensation.	Our ability to pay a fee to our officers and directors may create a conflict between their interests and ours which could lead us to pursuing a less desirable target and/or ultimately being unable to consummate our initial business combination.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for an initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 3 Azrieli Center (Triangle Tower) 42nd Floor, Tel Aviv, Israel, 67023. Commencing on the date that our securities are first listed on Nasdaq and terminating on the consummation of our initial business combination (or our earlier liquidation), we have agreed to pay Infinity-C.S.V.C. Management Ltd, an affiliate of our sponsors, an aggregate of $10,000 per month for office space, administrative services and secretarial support. We believe, based on rents and fees for similar services, that this amount is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have 5 executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. We expect they will initially spend approximately 20 hours per month in the aggregate on our business; however, the amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants. If, for any reason, we lose our status as a FPI and are no longer subject to the foreign private issuer rules, we will be required to comply with the Exchange Act rules applicable to domestic issuers as of the first day of the fiscal year immediately following our loss of FPI status. Although we currently have FPI status and are not required to file quarterly reports, we have agreed with the underwriters in this offering to file quarterly reports containing unaudited interim financial statements for each of the first three quarters of each fiscal year on Form 6-K until five years from the date of this prospectus.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have agreed with the underwriters that we will not suspend our reporting or other obligations under the Exchange Act for a period of five years from the date of this prospectus (or earlier upon liquidation).

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. A particular target business identified by us as a potential acquisition candidate may not have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an “emerging growth company” for up to five years, although if our non-convertible debt issued within a three year period or revenues exceeds $1 billion, or if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of our second fiscal quarter, we would cease to be an “emerging growth company” as of the following fiscal year.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are listed below. None of such persons are, or have been, involved with any other blank check companies.

Name	Age	Position
Amir Gal-Or	47	Co-Chief Executive Officer, Co-President and Co-Chairman
Avishai Silvershatz	53	Co-Chief Executive Officer, Co-President and Co-Chairman
Mark Chess	33	Vice President
Limei Zhao	34	Vice President Legal Structuring
Kersten Hui	42	Vice President Business Development
Mark B. Segall	49	Director

Amir Gal-Or, 47, has been our Co-Chief Executive Officer, Co-President and Co-Chairman since inception. Mr. Gal-Or joined Infinity Venture Capital as a partner during August, 1999 and has been managing partner of FBR Infinity II Ventures since its formation in August, 2001. Since January 2007, Mr. Gal-or has been the Managing Partner of Infinity I-China Fund. Mr. Gal-Or is also a member of the board of directors of the management company and general partner of each of FBR Infinity II Ventures and Infinity I-China Fund and is a member of their respective investment committees. Since December 2002 Mr. Gal-Or has served as chairman of Maayan Ventures Ltd., (Tel Aviv Stock Exchange — MAYN), Israel’s first publicly traded technology incubator and has served as a director of TecnoPlus Ventures Ltd., a publicly traded venture capital investment company from December, 2006 until 2009. Since 2002, Mr. Gal-Or has been a director and controlling shareholder of I.M.S. Group Ltd., a company providing venture capital portfolio management services to Clal Industries and Investments Ltd. and Orama Ltd. Mr. Gal-Or has been a director of I-CSVC Venture Management Co. Ltd. since its inception during May, 2004. Mr. Gal-Or has also served on the board of directors of a number of Israeli and Chinese technology companies including China Wafer Level CSP Ltd., China’s leading wafer level packaging provider and Shellcase Ltd., a leading developer of wafer level packaging products whose intellectual property and certain other assets were sold to Tessera Technologies Inc., during 2005. Mr. Gal-Or was a director of Nanomotion Ltd., a leader in the development and manufacture of ceramic servo motors which is controlled by Hong Kong based Johnson Electric Holdings Ltd. Mr. Gal-Or also served on the board of directors of Proneuron Biotechnologies, Inc., Glucon Medical Ltd., Applisonix Ltd., Nicast Ltd., Redent-Nova Ltd., Opthocare Ltd., Bio-Sense Technologies Ltd., Orama Ltd., Engineering and IP Advanced Technologies Ltd., D&A Hi-Tech Information Ltd. and Tegrity Ltd. Mr. Gal-Or holds an MBA from Tel Aviv University and completed a Harvard University program in venture capital and private equity investments. Mr. Gal-Or is a Major (Ret.) in the Israeli Air Force where he piloted F-16 and F-4 fighter aircraft and was a member of the A-4 Acrobatic team. Mr. Gal-Or’s designation as a director and co-Chairman of our board of directors was based on his extensive background in acquiring businesses operating in China and his substantial experience with growing businesses.

Avishai Silvershatz, 53, has been our Co-Chief Executive Officer, Co-President and Co-Chairman since inception. Mr. Silvershatz has been managing partner of FBR Infinity II Ventures since its formation in August 2001. Mr. Silvershatz has been the Managing Partner of Infinity I-China Fund since January 2007. Mr. Silvershatz is also a member of the board of directors of the management company and general partner of the Infinity I-China Fund and is a member of its investment committee. Since 2002, Mr. Silvershatz has been a director and controlling shareholder of I.M.S. Group Ltd., a company providing venture capital portfolio management services to Clal Industries and Investments Ltd. and Orama Ltd. During 1995, Mr. Silvershatz co-founded Verisity Ltd. (formerly Nasdaq: VRST), a provider of software tools for chip designers and served as its President and Chief Executive Officer from 1995 until 1999. Mr. Silvershatz also co-founded ScanVec Amiable Ltd. (Nasdaq: SVECF) during 1991 and served as its Chief Executive Officer from 1991 to 1993, a leader in CAD/CAM software solutions for the sign making, machining and imaging industries. Mr. Silvershatz was a director of Maayan Ventures Ltd., (Tel Aviv Stock Exchange — MAYN), Israel’s first publicly traded technology incubator, Tegrity Ltd. and Mate — Media Access Technologies Ltd. Mr. Silvershatz has been a director of Infinity-CSVC Venture Capital Enterprise since its inception during May 2004. Mr. Silvershatz was also a director of Power Paper Ltd., Mate-Media Access Technologies Ltd.,

Cerel (Ceramics Technologies) Ltd., PowerID Ltd., On-Line Media SolutionsLtd., Orama Ltd., Capital Point Ltd., Exelate Ltd. and Tegrity Ltd. Mr. Silvershatz has a B.Sc. in Computer Science from Ben Gurion University (cum laude) and a M.Sc. in Computer Science from the Weizman Institute of Science (cum laude). Mr. Silvershatz’s designation as a director and co-Chairman of our board of directors was based on extensive background in acquiring businesses operating in China and his substantial experience with growing businesses.

Mark Chess, 33, has been our Vice President since inception. Mr. Chess is a Venture Partner with Infinity Equity and has been with the firm since 2001. He recently negotiated investments on behalf of Infinity with Futuragene (AIM: FGN) which was subsequently sold to Suzano for USD$90 million. Mark was actively involved in helping to establish the first Infinity-CSVC fund in China in 2005 and manages the Fund’s strategic relationships with institutions in the United States, particularly the Infinity-NSF portfolio. Mr. Chess has been with Infinity since 2001. Since January 2007, Mr. Chess has been responsible for off-shore investments in the information technology and agriculture industries for Infinity I-China Fund. Prior to Infinity, Mark was a Director with Partners500, leading the company’s international business strategy. Mark is currently a Director of Oberon Media Ltd. In the philanthropic community, Mr. Chess is the Chairman of  The Presentense Group, LEG-UP Microfinance Fund, and Yesh Shabbat. In addition, Mr. Chess sits on the Boards of  The Museum of Psalms, JSC, and  The Initiative Center of the Negev. Mark graduated with a degree in Business Honors from the University of Texas at Austin.

Limei Zhao, 34, has been our Vice President, Legal Structuring since inception. Since January 2008, Limei has been Infinity’s Senior Director of Legal Structuring in China. In this capacity, Limei is responsible for the structure and all aspects of the legal functions of the Infinity group in China, including fund raising, formation and management of RMB funds, negotiating and drafting investment documents, and administering portfolio companies in China. Prior to joining Infinity, in 2007, Limei was an associate at Debevoise & Plimpton LLP after working with Davis Wright Tremaine’s Shanghai Office. Before that, she served as PRC legal director of the worldwide biggest laptop manufacturer, Quanta Computer Group. Her prior practice focused on private equity, venture capital, mergers & acquisitions, commercial transactions, foreign direct investments, and general corporate matters. Limei is a member of the New York State Bar Association and is qualified for the national bar of China. She received her LL.M. degree from the University of Pennsylvania School of Law, and both LL.B. and LL.M. degrees from Fudan University Law School with first-class honors. Limei has published several books and written about 20 articles addressing various legal issues.

Kersten Hui, 42, has been our Vice President Business Development since inception. Since January 2008, Mr. Hui has been Managing Director of the Hong Kong office of Infinity Group. In this capacity, Kersten is responsible for a wide range of projects including: investment analysis, transaction structuring, financial modeling/forecasting, business development/sourcing, due diligence and investment monitoring. He is also responsible for the origination and execution of investments across the region and development of new investments, capitalizing on Infinity’s networks in the market. Mr. Hui is a board member of Power Paper. Kersten is an investment professional with over 12 years of experience in the corporate M&A, private equity investment, property investment and corporate development arena and ranging from Internet start-ups to infrastructure projects, FMCG and Business activities covering primarily China and Hong Kong. In 2007, prior to joining Infinity, Kersten was a Partner at Stone Drum Capital, a company focused on the private equity secondary markets in Asia. Mr. Hui has a Master of Business Administration (MBA) from Washington State University and a BSc in Business Administration from Lewis Clark State College.

Mark B. Segall has been our director since February 2012. Mr. Segall is the Senior Managing Director of Kidron Corporate Advisors, LLC, a New York based mergers and acquisitions corporate advisory boutique serving emerging growth companies primarily in the technology, media and financial services sectors, which he founded in 2003. He is also a Founder and Managing Member of Kidron’s private equity fund, Kidron Opportunity Fund I, LLC and is the Chief Executive Officer of Kidron Capital Advisors LLC, a registered broker dealer. Mr. Segall was the Co-Chief Executive Officer of Investec, Inc., the U.S. investment banking operations of the Investec Group, a South African based specialist bank, from 2001 to 2003. He served as head of investment banking and general counsel at Investec Inc. from 1999 to 2001. From 1996 to 1999, Mr. Segall was a partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP, specializing in cross-border mergers and acquisitions and capital markets activities and between 1991 and 1995 he was an associate at the same firm. Mr. Segall has served as a director of Integrated Asset Management plc, an alternative asset management company, since 2000. Mr. Segall has served as a director of Ronson Europe N.V., a Polish residential real estate development company, since 2008 (appointed Vice Chairman in 2010 and Chairman in 2011). Mr. Segall has served as director of Temco Service Industries, Inc., a facilities support services company, since February 2011 and as a director of Bel Fuse, Inc., an electronic component manufacturer, since July 2011. Mr. Segall served as a director of Answers Corporation, the owner and operator of the Q&A site Answers.com, from December 2004 through April 2011 (when it was sold to Announce Media). Mr. Segall served as director of the Spectrum Group (formerly Escala Group Inc.), a trading and collectibles network company, from 1999 to June 2007, and of Cogo (formerly Comtech Group Inc.), a customized module design solutions business, focusing on the digital media, telecommunications equipment, and industrial business end-markets in China, from 2000 to 2006. Mr. Segall served as a director of Siliconix Inc., a semiconductor component company, from 2000 to 2005. Mr. Segall received an AB in History from Columbia University and a JD from New York University Law School.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a two year term. The term of office of the first class of directors, consisting of Mark B. Segall, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Amir Gal-Or and Avishai Silvershatz, will expire at the second annual meeting of shareholders. We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our memorandum and articles of association as it deems appropriate. Our memorandum and articles of association provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Collectively, through their positions described above, our officers and directors have experience in the fields of information technology, communication, medical devices, agriculture technology, capital equipment, and water. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Director Independence

Nasdaq Capital Market generally requires that a majority of the board of directors of a company listed on Nasdaq Capital Market must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Mark B. Segall will be our sole independent director. As a foreign private issuer, we are permitted to follow home country corporate governance practices instead of certain requirements of Nasdaq Marketplace Rules. The corporate governance practice in our home country, the British Virgin Islands, does not require that a majority of the board of directors consist of independent directors. As such, we do not intend to comply with such requirement of the Nasdaq Marketplace Rules.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Mark B. Segall, who is an independent director under Nasdaq Capital Market’s listing standards. As a foreign private issuer, we are permitted to, and will, follow home country corporate governance practices instead of certain requirements of Nasdaq Marketplace Rules. The corporate governance practice in our home country, the British Virgin Islands, does not require that we have an audit committee, nor if there is such a committee that it consist of at least three members. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 20-F;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq Capital Market listing standards. Nasdaq Capital Market listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Mr. Segall is the sole member of our audit committee and, due to his past experience, our board of directors has determined that Mr. Segall has the requisite experience and independence necessary to comply with the applicable provisions of Rule 10A-3 as required by the Nasdaq Capital Market Rules. Since we are electing to follow our home country corporate governance practices instead of certain requirements of Nasdaq Capital Market Rules, we will not have an audit committee financial expert.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash (or non-cash) compensation for services rendered. Commencing on the date that our securities are first listed on Nasdaq and terminating on the consummation of our initial business combination (or our earlier liquidation), we have agreed to pay Infinity-C.S.V.C. Management Ltd, an affiliate of our sponsors, an aggregate of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by our sponsors for our benefit and is not intended to provide our sponsors compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Other than this fee, and an aggregate maximum of $400,000 in potential finder’s and/or consulting fees as determined by our board, no compensation will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of an initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

After the completion of our initial business combination, directors or members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our post-consummation board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Compensation and Nominating Committee

As an FPI, we are permitted to, and will, follow home country corporate governance practices instead of certain requirements of the Nasdaq Capital Market. The corporate governance practice in our home country, the British Virgin Islands, does not require that we have a nominating or compensation committee. As such, we intend to follow our home country governance practice and not have a nominating or compensation committee nor do we intend to have independent director oversight over our executive compensation or director nominations.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to the company’s best interests. When exercising powers or performing duties as a director, the director shall exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors shall exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles of association. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Subject to the foregoing fiduciary duties or contractual obligations, each of our officers and directors has agreed that until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business where the total consideration to be paid by us (either in ordinary shares, cash or otherwise) is expected to be at least $32,000,000. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us. All of our officers and directors currently have fiduciary duties that may take priority over their duties to us. These duties are directly related to management of the Infinity I-China Funds and satellite funds throughout China that the fund is currently managing.

Our officers and directors may become involved with subsequent blank check companies similar to our company but will not become involved with another blank check company until signing a definitive agreement or expiration of the period to complete our initial business combination. Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our sponsors purchased founder shares prior to the date of this prospectus (and on May 3, 2011 sold, at cost, 230,000 of such founder shares to certain our officers and directors) and our sponsors will purchase the sponsor warrants in a transaction that will close simultaneously with the closing of this offering. In February 2012, each of Limei Zhao and Kersten Hui (two of our executive officers) sold, at cost, 3,001 founder shares (for an aggregate of 6,002 founder shares) to Mark B. Segall, our independent director. Our initial shareholders have agreed to waive their right to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 18 (or 21) months. However, if our sponsors, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the sponsor warrants will be used to fund the redemption of our public shares, and the sponsor warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. With certain limited exceptions, the sponsor warrants, repurchased public warrants and the ordinary shares underlying such warrants, will not be transferable, assignable or salable by our sponsors until after the completion of our initial business combination.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
•	Our board may decide to pay to our officers and directors up to an aggregate maximum of $400,000 in finder’s fees, consulting fees or other compensation for the introduction to us of a target business (with which we ultimately consummate our initial business combination) or in connection with services such person (or persons) may render for us in connection with the consummation of our initial business combination.

Amir Gal-or, Avishai Silvershatz, Kersten Hui, Limei Zhao and Mark Chess also have fiduciary obligations to the Infinity I-China Funds. The Infinity I-China Funds are private equity funds focused on investing in late stage private companies, primarily in the technology industry. In order to minimize potential conflicts, or the appearance of conflicts, which may arise from the affiliations that Amir Gal-or, Avishai Silvershatz, Kersten Hui, Limei Zhao and Mark Chess have with the Infinity I-China Funds, the Infinity I-China Funds have (and on behalf of any portfolio companies controlled by the Infinity I-China Funds) granted us a “right of first refusal” with respect to an acquisition of voting control of any company or business where the total consideration to be paid by us (either in ordinary shares, cash or otherwise) is expected to be at least $32,000,000. Pursuant to this right of first refusal, each of the Infinity I-China Funds (and any portfolio companies controlled by the Infinity I-China Funds) will first offer any such potential transaction opportunity to us and will not pursue such potential transaction opportunity unless and until a majority of our disinterested independent directors have determined for any reason that we will not pursue such opportunity. This right of first refusal will expire upon the earlier of: (1) our consummation of an initial business combination and (2) 18 (or 21) months, as applicable. Furthermore, we have agreed that any target company with respect to which any of the Infinity I-China Funds has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us, unless such fund declines to pursue an investment in such company.

A description of the specific potential conflicts for our officers and directors is contained in the table below, which summarizes the companies to which our officers and directors owe fiduciary obligations that would conflict with their fiduciary obligations to us.

Name	Entity	Role	Industry
Amir Gal-Or	Infinity I-China Funds	Managing Partner, Board Member of GP	Investment Fund Management
	FBR Infinity II Fund	Managing Partner, Board Member of GP	Investment Fund Management
	Infinity II Annex	Managing Partner, Board Member of GP	Investment Fund Management
	WLCSP	Director	Semiconductor
	Infinity-NSF	Director	Investment Fund Management
	I.M.S.	Director	Investment Fund Management
	Maayan Ventures	Director	Early Stage Investment Fund
	Redent	Director	Dental Related Technology

Name	Entity	Role	Industry
Avishai Silvershatz	Infinity I-China Funds	Managing Partner, Board Member of GP	Investment Fund Management
	FBR Infinity II Fund	Managing Partner, Board Member of GP	Investment Fund Management
	Infinity II Annex	Managing Partner, Board Member of GP	Investment Fund Management
	Power ID	Director	Materials
	Infinity-NSF	Director	Investment Fund Management
	I.M.S.	Director	Investment Fund Management
	NextNine	Director	Enterprise SW
Kersten Hui	Infinity I-China Funds	Managing Director	Investment Fund Management
	PowerPaper	Director	Materials, Printing
	Marry5.com	Director	Internet
	NewConceptMandarin	Director	Education
Limei Zhao	Infinity I-China Funds	Managing Director	Investment Fund Management
Mark Chess	Infinity I-China Funds	Venture Partner	Investment Fund Management
	Oberon Media	Director	Gaming
Mark B. Segall	Kidron Corporate Advisors, LLC	Senior Managing Director	Mergers and Acquisition Advisory Services in Technology, Media and Financial Services
	Kidron Opportunity Fund I, LLC	Founder and Managing Member	Private Equity
	Kidron Capital Advisors LLC	Chief Executive Officer	Registered Broker-Dealer
	Integrated Asset Management plc	Director	Alternative Asset Management Company
	Ronson Europe N.V.	Chairman	Polish Residential Real Estate Development
	Temco Service Industries, Inc.	Director	Facility Support Services
	Bel Fuse, Inc.	Director	Electronic Component Manufacturer

Our directors and officers are required to present first to the entities in the table above certain suitable business opportunities of which they become aware prior to presenting such opportunities to us and such entities will have preference to those business opportunities over us. However, as discussed throughout this prospectus, we believe these conflicts are minimal.

Members of our management team, specifically Amir Gal-Or and Avishai Silvershatz, our Co-Chief Executive Officers, Co-Presidents and Co-Chairmen, in addition to being managers of the Infinity I-China Funds, render consulting and advisory services to other businesses (including those that the Infinity I-China Funds invest in). Such persons or entities may receive fees or other consideration as a result of providing such services. No such person or entity will be required to share with the company any such fee or other related benefit that it may receive. In addition, our management team may receive advisory, service, transaction and directors fees from the portfolio companies of the Infinity I-China Funds. Despite these conflicts, we believe the relationships of our management team add value to the company and will be crucial in finding our initial business combination.

Our sponsors have indicated they may purchase: (i) if we are no longer a FPI and hold a shareholder meeting and conduct redemptions pursuant to proxy rules, up to $10,000,000 worth of shares in open market transactions as described herein; provided, however, to the extent our sponsors do not purchase $10,000,000 worth of shares in the open market, our sponsors have the option to purchase the difference in a private placement of ordinary shares occurring simultaneously with the closing of the business combination or (ii) if we conduct redemptions pursuant to the tender offer rules, up to $10,000,000 worth of shares (at our offering price of $8.00 per share) in a private placement occurring simultaneously with the closing of the business combination. These purchases will be made in accordance with Rule 10b5-1 under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. The price per share at which such purchases will be made will not be more than the per-share amount held in the trust account (less taxes payable) as reported in the preliminary proxy statement. These purchases may commence two business days after we file a preliminary proxy statement relating to our initial business combination and end on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved or at such time the purchases reach the maximum set by our sponsors, not to exceed $10,000,000 in total. Our sponsors will not have any discretion or influence over these purchases other than the decision as to whether to undertake any purchases at all. Our sponsors have agreed to vote any ordinary shares purchased in the open market in favor of our initial business combination, representing a maximum of approximately 25% of the public shares entitled to vote on the business combination. Unless our initial business combination is approved by our shareholders, our sponsors have agreed not to resell these shares. However, our sponsors will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market in the event we do not consummate an initial business combination.

With respect to our initial business combination, we are not prohibited from pursuing a business combination under any of the following scenarios (however in each case, we have agreed to obtain an opinion from an independent investment banking firm which is a member of FINRA reasonably acceptable to EarlyBirdCapital, Inc. that our initial business combination is fair to our unaffiliated shareholders from a financial point of view): (i) with a company that is affiliated with our sponsors, officers or directors, (ii) by partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor and (iii) with a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our existing shareholders, executive officers or directors are affiliated. Generally an opinion from an independent investment banking firm is rendered to a company’s board of directors and investment banking firms may take the view that shareholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote any founder shares and any public shares purchased during or after this offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after this offering in favor of our initial business combination.

Our board may decide to pay to our sponsors, officers and directors up to an aggregate maximum of $400,000 in finder’s fees, consulting fees or other compensation for the introduction to us of a target business (with which we ultimately consummate our initial business combination) or in connection with services such person (or persons) may render for us in connection with the consummation of our initial business combination. Accordingly, such persons or entities may have a conflict between their interests and ours which could lead us to pursuing a less desirable target and/or ultimately being unable to consummate our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director for whom at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers, directors and director nominees that beneficially owns ordinary shares; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary shares
Name and Address of Beneficial Owner(1)		Before the Offering	After the Offering(2)
Infinity I-China Fund (Cayman), L.P.(3)	536,940	37.35%	7.47%
Infinity I-China Fund (Israel), L.P.(3)	273,930	19.06%	3.81%
Infinity I-China Fund (Israel 2), L.P.(3)	234,140	16.29%	3.26%
Infinity I-China Fund (Israel 3), L.P.(3)	104,990	7.30%	1.46%
Infinity-CSVC Partners, Ltd.(3)(4)	1,150,000	80.00%	16.00%
Amir Gal-Or, Co-Chief Executive Officer, Co-President and Co-Chairman(3)(4)(5)	79,061	5.50%	1.10%
Avishai Silvershatz, Co-Chief Executive Officer, Co-President and Co-Chairman(3)(4)(5)	79,061	5.50%	1.10%
Limei Zhao(5)	25,000	1.74%	0.35%
Kersten Hui(5)	25,000	1.74%	0.35%
Mark Chess(5)	71,875	5.00%	1.00%
Mark B. Segall(6)	7,503	0.52%	0.10%
All directors and executive officers as a group (5 individuals)	1,437,500	100.00%	20.00%

(1)	Unless otherwise indicated, the business address of each of the individuals is located at 900 Third Avenue, 33rd Floor, New York, NY 10022 and our telephone number is (212) 317-3376.
(2)	Assumes exercise of the underwriters’ over-allotment option and no resulting forfeiture of an aggregate of 187,500 founder shares owned by our initial shareholders. Excludes the unit purchase option and its underlying securities.
(3)	Infinity-CSVC Partners, Ltd. is the general partner of each of our sponsors, which are Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P. The board of managers of Infinity-CSVC Partners, Ltd. makes investment decisions on behalf of the limited partners of the Infinity I-China Funds. No limited partner holds in excess of a 5% interest in the Infinity I-China Funds and, therefore, no limited partner could be deemed a 5% owner of us. Additionally, Infinity-CSVC Partners, Ltd. holds voting and dispositive power over the ordinary shares owned by the Infinity I-China Funds. The board of managers is comprised of five individuals, including Amir Gal-Or, Avishai Silvershatz, Avi Fischer, Lin Xianghong and Fei Jianjiang. As a result, we have determined no single member of this board holds voting and dispositive power over our ordinary shares.
(4)	The shareholders of Infinity-CSVC Partners, Ltd., the general partner of each of our sponsors, are Amir Gal-Or, Avishai Silvershatz, Clal Industries and Investments Ltd. and Hua Yuan International Limited.
(5)	Amounts include ordinary shares directly owned by each of these directors and officers as a result of transfers made by our sponsors to such officers and directors as of May 3, 2011.
(6)	Amount includes ordinary shares directly owned by Mr. Segall as a result of transfers made to him by Limei Zhao and Kersten Hui in February 2012.

Immediately after this offering, our initial shareholders will beneficially own 20.0% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions other than approval of our initial business combination.

Additionally, our sponsors have indicated they may purchase: (i) if we are no longer a FPI and hold a shareholder meeting and conduct redemptions pursuant to proxy rules, up to $10,000,000 worth of shares in open market transactions as described herein; provided, however, to the extent our sponsors do not purchase $10,000,000 worth of shares in the open market, our sponsors have the option to purchase the difference in a private placement of ordinary shares occurring simultaneously with the closing of the business combination or (ii) if we conduct redemptions pursuant to the tender offer rules, up to $10,000,000 worth of shares (at our offering price of $8.00 per share) in a private placement occurring simultaneously with the closing of the business combination. These purchases will be made in accordance with Rule 10b5-1 under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. The price per share at which such purchases will be made will not be more than the per-share amount held in the trust account (less taxes payable) as reported in the preliminary proxy statement. These purchases may commence two business days after we file a preliminary proxy statement relating to our initial business combination and end on the business day immediately preceding the record date for the meeting of shareholders at which such initial business combination is to be approved or at such time the purchases reach the maximum set by our sponsors, not to exceed $10,000,000 in total. Our sponsors will not have any discretion or influence over these purchases other than the decision as to whether to undertake any purchases at all. Our sponsors have agreed to vote any ordinary shares purchased in the open market in favor of our initial business combination, representing a maximum of approximately 25% of the public shares entitled to vote on the business combination. Unless our initial business combination is approved by our shareholders, our sponsors have agreed not to resell these shares. However, our sponsors will be entitled to participate in any liquidating distributions with respect to the shares purchased in the open market in the event we do not consummate an initial business combination.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 187,500 founder shares held by our initial shareholders will be subject to forfeiture. Our initial shareholders will be required to forfeit, on a pro rata basis, only the number of founder shares necessary to maintain our initial shareholders’ 20.0% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

Our sponsors have committed to purchase an aggregate of 4,000,000 insider warrants (or 4,381,818 insider warrants if the over-allotment option is exercised in full) at a price of $0.50 per warrant ($2,000,000 in the aggregate or $2,190,909 if the over-allotment option is exercised in full) and the underwriters have committed that they or their designees will purchase an aggregate of 400,000 insider warrants (or 438,182 insider warrants if the over-allotment option is exercised in full) at a price of $0.50 per warrant ($200,000 in the aggregate or $219,091 if the over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each insider warrant entitles the holder to purchase one ordinary share at $7.00 per share. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 18 (or 21) months, the proceeds of the sale of the insider warrants will be used to fund the redemption of our public shares, and the insider warrants will expire worthless. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are held by the initial purchasers or their affiliates. Additionally, for as long as the EBC warrants are held by EarlyBirdCapital, Inc. or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination. If the insider warrants are not held by such holders, the insider warrants will be redeemable by us and exercisable on the same basis as the warrants included in the units being sold in this offering.

Our sponsors and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Insider Warrants

The founder shares, insider warrants, repurchased public warrants and any ordinary shares and warrants purchased in this offering or issued upon exercise of the insider warrants or repurchased public warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements to be entered into between us, each of the members of our sponsor and each of our initial shareholders and the representative of our underwriters. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the insider warrants, repurchased warrants and the ordinary shares underlying such warrants, until after the completion of our initial business combination, except in the case of both (i) and (ii) (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any of our sponsors, or any affiliates of our sponsors, including any members of management of any of the sponsors, (b) by gift to a member of one of the members of our sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of our sponsor’s immediate family, an affiliate of our sponsors or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of our sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the jurisdiction of organization of our sponsors upon dissolution of our sponsor; (f) in the event of our liquidation prior to our completion of our initial business combination; or (g) in the event of our consummation of a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, in the case of each of clauses (a) through (e), that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the Company’s share price reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up.

Registration Rights

The holders of the founder shares, insider warrants and warrants that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In April 2011, we issued an aggregate of 1,150,000 founder shares to our sponsors for an aggregate purchase price of $25,000 in cash, or approximately $0.022 per share. As of May 3, 2011, our sponsors sold, at approximately $0.022 per share, an aggregate of 230,000 of such founder shares to certain of our officers and directors. In February 2012, each of Limei Zhao and Kersten Hui (two of our executive officers) sold, at cost, 3,001 founder shares (for an aggregate of 6,002 founder shares) to Mark B. Segall, our independent director. On May 24, 2012, we effectuated a 1.25-for-1 forward split of our outstanding ordinary shares, leaving our sponsors and initial shareholders with 1,437,500 founder shares. If the underwriters determine the size of the offering should be increased, a share dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the share dividend.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders have agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 187,500 founder shares in proportion to the portion of the underwriters’ over-allotment option that was not exercised. Our sponsors have committed to purchase an aggregate of 4,000,000 sponsor warrants in a private placement that will occur simultaneously with the closing of this offering. The sponsor warrants (including the ordinary shares issuable upon exercise of the sponsor warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until after the completion of our initial business combination.

Each of Amir Gal-or, Avishai Silvershatz, Kersten Hui, Limei Zhao and Mark Chess holds an executive position with the management company of our sponsors. As a result, each of our officers and directors has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity, where the total consideration to be paid (either in ordinary shares, cash or otherwise) is expected to be at least $32,000,000 or more, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Infinity-C.S.V.C. Management Ltd, an affiliate of our sponsors, has agreed to, from the date that our securities are first listed on Nasdaq through the earlier of our consummation of our initial business combination and our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay, in part, and accrue and defer, in part, until the consummation of our business combination, an aggregate of $10,000 per month to our sponsors for these services. However, this arrangement is solely for our benefit and is not intended to provide our sponsors with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Tel Aviv, Israel area, that the fee charged by Infinity-C.S.V.C. Management Ltd is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee which will be paid to Infinity-C.S.V.C. Management Ltd reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and up to an aggregate maximum of $400,000 in finder’s fees, consulting fees or other similar compensation as determined by our board, no compensation will be paid to our sponsors, officers or directors, or to any of their respective affiliates, prior to or in connection with our initial business combination (regardless of the type of transaction). We have not determined any specific criteria nor do we have any agreement with any officer or director related to the payment of any such finders’, consulting or similar fees and the decision to pay any finders’, consulting or similar compensation to our officers or directors will be in the sole discretion of our board, subject to the Companies Act. Our independent directors will review on a quarterly basis all payments that were made to our sponsors, officers, directors or our or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

As of the date of this prospectus, our sponsors have also loaned and advanced to us an aggregate of $55,940 to cover expenses related to this offering. This loan will be payable without interest on the earlier of September 30, 2012 and the closing of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsors, affiliates of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment, other than the interest on such proceeds that may be released to us for working capital purposes. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsors have committed that they or their designees will purchase up to 40% of the public warrants in the aftermarket at $0.40 per public warrant during the period commencing on the later of 61 days after the date of this prospectus or when the warrants commence separate trading and terminating on the earlier of the date of the announcement of the business combination or until the maximum number of such warrants have been purchased. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan entered into by the sponsors on or prior to the date of this prospectus which requires the sponsors to maintain an irrevocable limit order for such public warrants at $0.40 per warrant. Pursuant to the 10b5-1 plan, all such purchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume requirements with respect to the warrants) although the purchases will not actually be effectuated under Rule 10b-18. If any of the technical requirements of Rule 10b-18 cannot be complied with, purchases will not be made under the plan. As a result, it is possible that the sponsors will not be able to purchase any warrants under the plan.

Additionally, our sponsors have committed to purchase at $0.60 per public warrant the balance of the outstanding public warrants in a tender offer that will commence after our announcement of a business combination and filing of proxy or tender offer materials related to such business combination.

In the event that we are unable to close a business combination within the allotted time, the escrow agent will be authorized to transfer $0.60 per public warrant, to holders of public warrants other than our sponsors, as promptly as reasonably possible but no more than five business days thereafter and all such public warrants and repurchased public warrants will expire worthless.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We have entered into a registration rights agreement with respect to the founder shares and sponsor warrants, which is described under the heading “Principal Shareholders — Registration Rights.”

DESCRIPTION OF SECURITIES

We are a British Virgin Islands business company (company number 1641842) and our affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes the material terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin. The units will continue separate trading on Nasdaq until such time as we and EarlyBirdCapital, Inc. determine that the units should cease trading.

In no event will the ordinary shares and warrants be traded separately until we have filed with the SEC a Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 6-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 6-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 6-K, a second or amended Form 6-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

As of the date of this prospectus, there were 1,437,500 ordinary shares outstanding, all of which were held of record by our initial shareholders. This includes an aggregate of 187,500 ordinary shares subject to forfeiture by our initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial shareholders will own 20.0% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). Upon closing of this offering, 6,250,000, ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option).

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock & Trust Company, which will enter the name of Cede & Co. in our register of members on the closing of this offering as nominee for each of the respective shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. The rights attaching to ordinary shares may only be amended by a resolution of a majority of ordinary shareholders. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Our memorandum and articles of association provides that any of its provisions, including those related to pre-business activity, may be amended prior to our initial business combination if approved by the affirmative vote of holders holding at least 65% (or 50% if approved in connection with our initial business combination) of our outstanding shares that have voted on such amendment and are entitled to vote.

We will provide our shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $8.00 per share. Our initial shareholders have agreed to waive their redemption rights with respect to any founder shares and public shares in connection with the consummation of our initial business combination.

Regardless of whether we are required by law, or we decide to seek shareholder approval for business reasons, so long as we maintain our status as a FPI and are required to comply with the foreign private issuer rules, we will conduct the redemptions pursuant to the tender offer rules. Our memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If we are no longer a FPI (and no longer required to comply with the foreign private issuer rules) and we are required by law or Nasdaq to seek shareholder approval, or we decide to seek shareholder approval for other business reasons, we will conduct the redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we are no longer a FPI and seek shareholder approval, we will consummate our initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination. However, the participation of our sponsors, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we are no longer a FPI and seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 12.5% of the shares sold in this offering.

If we seek shareholder approval in connection with our initial business combination, our initial shareholders have agreed to vote any founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our memorandum and articles of association, if we are unable to consummate our initial business combination within 18 (or 21) months, we (i) will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up. Our initial shareholders have agreed to waive their right to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 18 (or 21) months. However, if our sponsors, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

We do not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent. Under our memorandum and articles of association, following the offering, any action required or permitted to be taken by our shareholders must be effected at a meeting of the shareholders.

The company may, at the discretion of the directors, issue fractional shares and we may, upon the issue of fractional shares, round up or round down to the nearest whole number.

Founder Shares

The founder shares are identical to the ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial shareholders have agreed (A) to waive their redemption rights with respect to any founder shares and public shares in connection with the consummation of our initial business combination and (B) to waive their redemption rights with respect to any founder shares if we fail to consummate our initial business combination within 18 (or 21) months, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote any founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up.

Preferred Shares

Our memorandum and articles of association authorizes the issuance of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by our board of directors. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on our initial business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution of the holders of at least 65% of the outstanding shares of the relevant preferred class prior to our initial business combination, or by the holders of a majority of the outstanding shares of the relevant preferred class after the completion of our initial business combination (or by a resolution of directors if there are no preferred shares of the relevant class in issue). If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Warrants

Public Shareholders’ Warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $7.00 per share, subject to adjustment as discussed below, on the later of the completion of our initial business combination and 12 months from the closing of this offering. The warrants will expire three years after the completion of our initial business combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to issue any ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue ordinary shares upon exercise of a warrant unless ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a new registration statement, for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the ordinary shares issuable upon exercise of the warrants, to the extent an exemption is not available. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we agree to use our best efforts to register the ordinary shares issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants has not been declared effective within 60 business days following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of our warrants exercising on a cashless basis would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing: (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder;
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $10.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders; and
•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $10.50 redemption trigger price as well as the $7.00 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsors and their permitted transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding ordinary shares is increased by a share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of (i) one minus the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or redemption and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares of our shares into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse shares split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse shares split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of warrants will have the right to purchase and receive upon the occurrence of certain events, and that if more than 30% of the consideration receivable by the holders of ordinary shares in the applicable event is payable in the form of ordinary shares in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Insider Warrants and Repurchased Public Warrrants

The insider warrants and repurchased public warrants (including the ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Transfers of Founder Shares and Insider Warrants,” to the initial purchasers and their permitted transferees). The insider warrants and the repurchased public warrants will be identical to the warrants underlying the units being offered by this prospectus including having the same exercise period, except that the insider warrants and repurchased public warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are held by the initial purchasers or their affiliates. Additionally, for as long as the EBC warrants are held by EarlyBirdCapital, Inc. or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.

If holders of the insider warrants or repurchased public warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsors or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following our initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Additionally, any warrants purchased by our initial shareholders in the open market or as required and described elsewhere in this prospectus after this offering will also be non-redeemable by us and may be exercised on a cashless basis so long as they continue to be held by such initial shareholders or their permitted transferees.

In order to finance transaction costs in connection with an intended initial business combination, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants.

Purchase Option

We have agreed to sell to the underwriters an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the effective date of the registration statement of which this prospectus forms a part. The option and the 500,000 units, the 500,000 ordinary shares and the 500,000 warrants underlying such units, and the 500,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at 20.0% of the issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Memorandum and Articles of Association

Our memorandum and articles of association became effective under the laws of the British Virgin Islands on April 6, 2011. As set forth in Section 4 of the memorandum of association, the objects for which we are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Article 23 of our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of our initial business combination. These provisions cannot be amended prior to our initial business combination without the approval of holders of 65% (or 50% if approved in connection with our initial business combination) of our outstanding shares that have voted on such amendment and are entitled to vote, except that our obligation to redeem the public shares upon our failure to complete an initial business combination within the allotted time may not be modified. If we decide to seek shareholder approval in respect of the consummation of our initial business combination, such approval may be by a majority vote of shareholders who, being so entitled, attend and vote at a meeting for such purpose. Our initial shareholders, who will beneficially own 20.0% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. We and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 18 (or 21) months. We will conduct these redemptions in connection with our solicitation of proxies for the shareholder vote to amend our memorandum and articles of association. These redemptions will be conducted in the same manner as the redemptions in connection with any shareholder vote to approve our initial business combination. Our initial shareholders have agreed to waive any redemption rights with respect to any founder shares and any public shares they may hold in connection with any vote to amend our memorandum and articles of association prior to our initial business combination.

Specifically, our memorandum and articles of association provides, among other things, that:

•	if we are unable to consummate our initial business combination within 18 (or 21) months, we (i) will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of winding up our affairs. This redemption of public shareholders from the trust account shall be done automatically by function of our memorandum and articles of association and prior to any voluntary winding up;
•	prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;
•	with respect to our initial business combination, we are not prohibited from pursuing a business combination under any of the following scenarios (however in each case, we have agreed to obtain an opinion from an independent investment banking firm which is a member of FINRA, reasonably acceptable to EarlyBirdCapital, Inc. that our initial business combination is fair to our unaffiliated shareholders from a financial point of view): (i) with a company that is affiliated with our sponsors, officers or directors, (ii) by partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor and (iii) with a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the private equity firms with which our existing shareholders, executive officers or directors are affiliated;

•	if a shareholder vote on our initial business combination is not required by law or Nasdaq rules and we do not decide to hold a shareholder vote for business reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and
•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our memorandum and articles of association provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares which will be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in issue. We may by resolution:

•	consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares;
•	sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the Companies Act;
•	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or
•	create new classes of shares with preferences to be determined by the board of directors at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum and articles of association and the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows.

There have been few, if any, court cases interpreting the Companies Act in the British Virgin Islands, and we can not predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act (which can be subject to the provisions of a company’s memorandum and articles of association) and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings
• Held at a time and place as determined by the directors	• May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or without the British Virgin Islands	• May be held within or without Delaware
• Notice:	• Notice:

  •

Subject to a requirement in the memorandum and articles of association to give longer notice, a copy of the notice of any meeting shall be given not fewer than seven (7) days before the date of the proposed meeting to those persons whose names appear in the register of members on the date the notice is given and are entitled to vote at the meeting

    •

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

Shareholders’ Voting Rights

•

Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the member. Quorum is fixed by the memorandum and articles of association, but where no such quorum is fixed, shall consist of the holder or holders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon

• Any person authorized to vote may authorize another person or persons to act for him by proxy

•

For stock corporations, the charter or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum

British Virgin Islands	Delaware
For non-shares companies, the charter or by-laws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum

•

Changes in the rights attaching to shares as set forth in the memorandum and articles of association require approval of at least such majority of the affected Shareholders as specified in the memorandum and articles of association

• Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders
• The memorandum and articles of association may provide for cumulative voting in the election of directors	• The memorandum and articles of association may provide for cumulative voting
• Approval of a business combination may be by a majority of shares voted at the meeting	• Approval of a business combination may be by a majority of outstanding shares if such transaction involves the merger of such entity
Directors
• Board must consist of at least one member	• Board must consist of at least one member
• Maximum number of directors can be changed by an amendment to the articles of association	• Number of board members shall be fixed by the by-laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter
• Directors do not have to be independent	• Directors do not have to be independent
Fiduciary Duties
• Directors and officers owe fiduciary duties at both common law and under statute as follows:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
• Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
• Duty to exercise powers for a proper purpose and shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;

•

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

• Duty to exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation:
(a) the nature of the company;
(b) the nature of the decision; and

British Virgin Islands	Delaware
(c) the position of the director and the nature of the responsibilities undertaken by him.
The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the Company. However, in some instances a breach of this obligation can be forgiven.

•

Pursuant to Section 125(4) of the Companies Act and in pursuant to the company’s memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:

• Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.
• vote on a matter relating to the transaction;
• attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
• sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.
Shareholders’ Derivative Actions

•

Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the permission of the British Virgin Islands court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands court may only grant permission to bring a derivative action where the following circumstances apply:

• Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.
• the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

British Virgin Islands	Delaware
• it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the detriment of the shareholders as a whole.
When considering whether to grant leave, the British Virgin Islands court is also required to have regard to the following matters:
• whether the shareholder is acting in good faith;
• whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
• whether the action is likely to proceed;
• the costs of the proceedings; and
• whether there is another alternative remedy available.

•

In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s shares thereafter devolved upon such shareholder by operation of law.

• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.
• Such action shall not be dismissed or compromised without the approval of the Chancery Court.

•

If we were a Delaware corporation, a shareholder whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been canceled.

Certain Differences in Corporate Law

The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  BVI law provides for mergers as that expression is understood under United States corporate law. The procedure for a merger between the company and another company (which need not be a BVI company, and which may be the company’s parent, but need not be) is set out in the Companies Act. The directors of the company must approve a written plan of merger which must also be approved by a resolution of a majority of the shareholders entitled to vote and actually vote at a quorate meeting of shareholders. The company must then execute articles of merger, containing certain prescribed details. The plan and articles of merger are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. Provided that the Registrar is satisfied that the requirements of the Companies Act in respect of the merger have been complied with and the company is in “good standing,” that is to say that it has paid all fees, annual fees and penalties (if any) due and payable, the Registrar shall register the articles of merger and any amendment to the memorandum and articles of the surviving company and issue a certificate of merger (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger. Therefore, the whole transaction can take place in a day.

As soon as a merger becomes effective: (a) the surviving company (so far as is consistent with its amended memorandum and articles, as amended or established by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the amended memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company; (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies the constituent company that is not the surviving company of the merger.

In addition, there are statutory provisions in the Companies Act that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a merger (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions, a consolidation of companies would be effectively approved in the same way as a merger (as described above). If the directors determine it to be in the best interests of the company, it is also possible for it to be approved as a Court approved plan of arrangement or scheme or arrangement in accordance with the Companies Act. The convening of the meetings and subsequently the arrangement must be sanctioned by the British Virgin Islands court.

If the arrangement and reconstruction is thus approved, a shareholder would have rights comparable to appraisal rights, which would ordinarily be available to dissenting shareholders of United States corporations or pursuant to a merger under the Companies Act, providing rights to receive payment in cash for the judicially determined value of the ordinary shares.

Poison Pill Defenses.  Under the Companies Act there are no provisions which prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans.

Directors and Conflicts of Interest.  Pursuant to the Companies Act and the company’s memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;
(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
(c)	sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits.  Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. A shareholder may, with the permission of the British Virgin Islands court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands court may only grant permission to bring a derivative action where the following circumstances apply:

•	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
•	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the detriment of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands court is also required to have regard to the following matters:

•	whether the shareholder is acting in good faith;
•	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
•	whether the action is likely to proceed;
•	the costs of the proceedings; and
•	whether there is another alternative remedy available.

Any member of a company may apply to BVI court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the BVI court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for BVI companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the company’s constituent documents. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

a company is acting or proposing to act illegally or beyond the scope of its authority;

the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 187,500 founder shares held by our initial shareholders) we will have 6,250,000 ordinary shares outstanding (or 7,187,500 ordinary shares if the over-allotment option is exercised in full). Of these shares, the 5,000,000 shares (or 5,750,000 if over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares and all insider warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of ordinary shares then outstanding, which will equal 62,500 shares immediately after this offering (or 71,875 if the underwriters exercise their over-allotment option); or
•	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our sponsors will be able to sell their sponsor warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, insider warrants and warrants that may be issued upon conversion of working capital loans (and any ordinary shares issuable upon the exercise of the such warrants) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of 25% or more of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, upon the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the insider warrants and the respective ordinary shares underlying such warrants, after the completion of our initial business combination. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, our sponsors and underwriters have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the insider warrants (including the ordinary shares issuable upon exercise of such warrants) or the repurchased public warrants until after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to have our units, ordinary shares and warrants listed on the Nasdaq Capital Market under the symbols “INXBU,” “INXB” and “INXBW,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, we anticipate that the ordinary shares and warrants will be traded separately on Nasdaq. The units will continue separate trading on Nasdaq until such time as we and EarlyBirdCapital, Inc. determine that the units should cease trading.

TAXATION

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and warrants to acquire our ordinary shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

In the opinion of Ogier, British Virgin Islands counsel to us, the Government of the British Virgin Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its securityholders (who are not tax resident in the British Virgin Islands).

The company and all distributions, interest and other amounts paid by the company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its securityholders.

United States Federal Income Taxation

General

In the opinion of Ellenoff Grossman & Schole LLP, the following are the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities issued pursuant to this offering. Because the components of a unit are separable at the option of the holder, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5 percent or more of our voting shares;
•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO

SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and the warrant generally will be the holder’s tax basis in such share or warrant, as the case may be.

The foregoing treatment of our ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and the warrant that comprise a unit. The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, under tax law currently in effect, for taxable years beginning before January 1, 2013, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a redemption of warrants or ordinary shares, as discussed below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15%. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances. Among such limitations is the deduction for losses upon a taxable disposition by a U.S. Holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. Holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical shares or securities. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder redeems ordinary shares for the right to receive cash pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction, for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. Holders who actually or constructively own one percent or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised. A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise of the warrant. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending March 31, 2012. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending March 31, 2012. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending March 31, 2012. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending March 31, 2012 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder will avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holders gain on the sale or other disposition of our ordinary shares and warrants.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder, subject to certain exceptions, and to the proceeds from sales and other dispositions of our ordinary shares or warrants by a U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our ordinary shares or securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Recently enacted legislation imposes withholding tax at a rate of 30% on payments to certain foreign entities after December 31, 2012, on dividends on and the gross proceeds of dispositions of U.S. equity interests, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the units.

Also, under recently enacted legislation, a U.S. holder is required to file with such U.S. holder’s income tax return new Form 8938 to report the ownership of shares or securities issued by a foreign corporation exceeding certain threshold amounts.

NOTES REGARDING OUR CHOICE OF BRITISH VIRGIN ISLANDS AND THE
ENFORCEABILITY OF CIVIL LIABILITIES

Reasons for our Choice of Incorporating in the British Virgin Islands

We are incorporated in the British Virgin Islands because of the following benefits found there:

•	political and economic stability;
•	an effective and sophisticated judicial system with a dedicated Commercial Court;
•	tax neutral treatment, with no tax levied against companies incorporated in the British Virgin Islands by the local tax authorities;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

In addition to the benefits listed above, incorporation in the British Virgin Islands offers investors the following benefits:

•	commitment of the BVI to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);
•	the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and
•	confidentiality for shareholders.

However, there are certain disadvantages accompanying incorporation in the British Virgin Islands. These disadvantages include:

•	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and
•	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

In 2009, the Organization of Economic Cooperation and Development, or the OECD, granted “white list” status to the British Virgin Islands in the category of “jurisdictions that have substantially implemented the internationally agreed tax standard”. This was in recognition of the fact that the jurisdiction had committed to and substantially implemented the OECD’s internationally agreed tax standards, by entering into at least twelve Tax Information Exchange Agreements, or TIEAs, with other OECD member states. TIEAs are bilateral agreements that have been negotiated and signed between two countries to establish a formal regime for the exchange of information relating to civil and criminal tax matters.

The Financial Action Task Force, or the FATF, is an inter-governmental body whose purpose is the development and promotion of policies, both at national and international levels, to combat money laundering and terrorist financing. As a member of the Caribbean Financial Action Task Force the BVI has agreed to adopt and implement the “Forty Recommendations on Money Laundering” and the “Nine Special Recommendations on Terrorist Financing” established by the FATF, full details of which can be reviewed at http://www.fatf-gafi.org. The information contained in or accessible from this website is not part of this prospectus.

Enforceability of Civil Liabilities

We are a British Virgin Islands business company incorporated in the British Virgin Islands and therefore, located outside of the United States. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account in London, United Kingdom maintained by Continental Stock Transfer & Trust Company, as trustee, initially at JP Morgan Chase NA; however, we may change the location or depository institution. The trust account will be governed by an Investment Management Trust Agreement to be entered into between us and Continental Stock Transfer & Trust Company.

There is substantial doubt that the courts of the British Virgin Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

provided that:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
•	is final and for a liquidated sum;
•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;
•	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;
•	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and
•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Although shareholders of a British Virgin Islands company generally have limited liability, in the event the company enters insolvent liquidation under British Virgin Islands law, there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands courts for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Our sponsors have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination reduce the amounts in the trust account to below $8.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, such persons will not be responsible to the extent of any liability for such third party claims. We currently believe our sponsors are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked our sponsors to reserve for such an eventuality. We have not independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations and, therefore, we cannot assure you that our sponsors will be able to satisfy those obligations. We believe the likelihood of our sponsors having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses with which we have entered into a definitive agreement as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our initial shareholders have waived their rights to participate in any redemption with respect to any initial ordinary shares if we fail to consummate an initial business combination. However, if our sponsors or any of our officers, directors or affiliates acquire public ordinary shares in or after this offering they will be entitled to a pro rata share of the trust account with respect to such ordinary shares if we do not complete our initial business combination within the 18 (or 21) months period and we distribute the trust account by way of redemption.

We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account or from interest not previously withdrawn from the trust account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses. In addition, our sponsors have agreed to indemnify us, jointly and severally, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director shall exercise the care, diligence and skill that a responsible director would exercise in the circumstances taking into account, without limitation the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors shall exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If the we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) the execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favour of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative EarlyBirdCapital, Inc., located at 275 Madison Avenue, New York, NY 10016, have severally agreed to purchase from us on a firm commitment basis the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Units
EarlyBirdCapital, Inc.
Total	5,000,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the 5,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our sponsors of the insider warrants in an insider private placement immediately prior to the consummation of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 5,000,000 units being offered to the public, other than those covered by the over-allotment option described below, if any of these units are purchased.

We have been advised by the representative of the underwriters that the underwriters propose to offer the units to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $   per unit under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $   per unit to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 45 days after the effective date of the registration statement, to purchase up to 750,000 additional units at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the units offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional units as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional units to the underwriters to the extent the option is exercised. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereunder.

The underwriting discounts and commissions are 3.5% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option.

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$8.00	$40,000,000	$46,000,000
Underwriting discount	$0.28	$1,400,000	$1,610,000
Proceeds before expenses	$7.72	$38,600,000	$44,390,000

(1)	The offering expenses are estimated at $350,000, which are not reflected in the preceding table.

No discounts or commissions will be paid on the sale of the sponsor warrants.

Our initial shareholders have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the founder shares until the earlier of (i) one year after the completion of our initial business combination and (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, in the event the sales price of our shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the founder shares shall be released from the lock-up and, if the sales price of our shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the founder shares shall be released from the lock-up. In addition, our sponsors have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the sponsor warrants or any repurchased public warrants (including the ordinary shares issuable upon exercise of the sponsor warrants) until after the completion of our initial business combination.

Pricing of this Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Price Stabilization and Short Positions

In order to facilitate the offering of our units, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of our units. Specifically, the underwriters may over-allot units in connection with this offering, thus creating a short sales position in our units for their own account. A short sales position results when an underwriter sells more units than that underwriter is committed to purchase. A short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are sales made for an amount not greater than the underwriters’ over-allotment option to purchase additional units in this offering described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters will have to close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Accordingly, to cover these short sales positions or to stabilize the market price of our units, the underwriters may bid for, and purchase, units in the open market. These transactions may be effected on Nasdaq or otherwise.

Additionally, the representative, on behalf of the underwriters, may also reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases units distributed by that underwriter or dealer. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our units may have the effect of raising or maintaining the market price of our units or preventing or mitigating a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

EBC Warrants

The underwriters have committed to purchase the 400,000 EBC warrants (or 438,182 EBC warrants if the over-allotment option is exercised in full) for an aggregate purchase price of $200,000 (or $219,091 if the over-allotment option is exercised in full), or $0.50 per warrant. The EBC warrants will become exercisable on the later of the consummation of our initial business combination and 12 months from the closing of this offering and will expire on the earlier of (i) five years from the date on which a business combination is completed, (ii) our liquidation or (iii) the redemption of the warrants (provided that so long as the EBC warrants are held by the underwriters or their affiliates, will not be exercisable after five years from the effective date of the registration statement of which this prospectus forms a part). Each EBC warrant entitles the holder to purchase one ordinary share at a price of $7.00. The EBC warrants and the ordinary shares underlying the EBC warrants have been deemed compensation by FINRA and are therefore subject to lock-up for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, subject to certain limited exceptions, pursuant to Rule 5110(g)(1) of the FINRA Manual. Additionally, the EBC warrants may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter or selected dealer participating in the offering and the bona fide officers or partners of the underwriters and any such participating selected dealer. The EBC warrants will be identical to the public warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the EBC warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the purchasers of the EBC warrants the registration rights as described under the section “Securities Eligible for Future Sale — Registration Rights.”

Purchase Option

We have agreed to sell to the underwriters an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the effective date of the registration statement of which this prospectus forms a part. The option and the 500,000 units, the 500,000 ordinary shares and the 500,000 warrants underlying such units, and the 500,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Merger/Acquisition Fee

We have engaged the underwriter as an investment banker in connection with our initial business combination to provide us with assistance in negotiating and structuring the terms of our initial business combination. We anticipate that these services will include assisting us with valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay the underwriter a cash fee for such services upon the consummation of our initial business combination in an amount equal to $860,000. Such amount due to the underwriter may be paid out of the funds held in the trust account.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target acquisitions or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the effective date of the registration statement, unless FINRA determines that such payment would not be deemed underwriters compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

SELLING RESTRICTIONS

British Virgin Islands

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;
•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under Resale Restrictions; and
•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

China

This prospectus may not be circulated or distributed in the People’s Republic of China (China) and the securities may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

France

This offering document has not been prepared in the context of a public offering of securities in France (offre au public) within the meaning of Article L.411-1 of the French Code monétaire et financier and Articles 211-1 and seq. of the Autorité des marchés financiers (AMF) regulations and has therefore not been submitted to the AMF for prior approval or otherwise.

The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this offering document nor any other offering material relating to the securities has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) on the condition that no such offering document nor any other offering material relating to the securities shall be delivered by them to any person nor reproduced (in whole or in part). Such “qualified investors” are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

You are hereby notified that in connection with the purchase of these securities, you must act for your own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.411-2, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in German requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the WpPG. This prospectus and any other document relating to the securities, as well as any information contained therein, must not be supplied to the public in Germany or used in connection with any offer for subscription of the securities to the public in Germany, any public marketing of the securities or any public solicitation for offers to subscribe for or otherwise acquire the securities. The prospectus and other offering materials relating to the offer of securities are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with shareholders’ equity in excess of NIS 250,000,000, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as institutional investors). Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this document in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Italy

The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34-ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34-ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorised to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

India

This document has not been and will not be registered as a prospectus or a statement in lieu of prospectus with any registrar of companies in India. This document has not been and will not be reviewed or approved by any regulatory authority in India, including the Securities and Exchange Board of India, any registrar of companies in India or any stock exchange in India. This document and this offering of securities are not and should not be construed as an invitation, offer or sale of any securities to the public in India. Other than in compliance with the private placement exemptions under applicable laws and regulations in India, including the Companies Act, 1956, as amended, the securities have not been, and will not be, offered or sold to the public or any member of the public in India. This document is strictly personal to the recipient and neither this document nor the offering of the securities is calculated to result, directly or indirectly, in the securities becoming available for subscription or purchase by persons other than those receiving the invitation or offer.

Singapore

The offer or invitation which is the subject of this document is only allowed to be made to the persons set out herein. Moreover, this document is not a prospectus as defined in the Securities and Futures Act (Chapter 289) of Singapore (SFA) and accordingly, statutory liability under the SFA in relation to the content of the document will not apply.

As this document has not been and will not be lodged with or registered as a document by the Monetary Authority of Singapore, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

(1)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;
(2)	where no consideration is given for the transfer; or
(3)	by operation of law.

By accepting this document, the recipient hereof represents and warrants that he is entitled to receive such report in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Switzerland

This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations. The securities of Infinity Cross Border Acquisition Corporation may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be disturbed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities of Infinity Cross Border Acquisition Corporation in Switzerland.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York with respect to the units and warrants and Ogier, British Virgin Islands, with respect to the ordinary shares and matters of British Virgin Islands law. In connection with this offering Graubard Miller, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Infinity Cross Border Acquisition Corporation (a development stage company) as of December 31, 2011 and for the period April 13, 2011 (inception) through December 31, 2011, have been included herein in reliance upon the report of Ziv Haft, a BDO member firm and an independent registered public accounting firm, located at Amot Bitauch House Building B, 48 Menahem Begin Road, Tel Aviv, 66180, Israel appearing elsewhere herein, and upon the authority of Ziv Haft, a BDO member firm, as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of these requirements by filing reports with the Securities and Exchange Commission. As a foreign private issuer, we will be exempt from certain rules under the Exchange Act including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of
Infinity Cross Border Acquisition Corporation

We have audited the accompanying balance sheet of Infinity Cross Border Acquisition Corporation (a company in the development stage) (the “Company”) as of December 31, 2011 and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from April 6, 2011 (date of inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Infinity Cross Border Acquisition Corporation (a company in the development stage) as of December 31, 2011 and the results of its operations and its cash flows for the period from April 6, 2011 (date of inception) to December 31, 2011, in conformity with U.S. generally accepted accounting principles.

Tel Aviv, Israel June 7, 2012	Ziv Haft Certified Public Accountants (Isr) BDO Member Firm

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

BALANCE SHEET

December 31, 2011

ASSETS:
Current assets:
Cash	$152
Deferred offering costs (Note 2)	62,500
Total assets	$62,652
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Note and advances payable to affiliate (Note 4)	$55,940
Accrued offering costs	8,836
Total current liabilities	64,776
Commitment and contingencies (Notes 1, 3, 4)
Shareholders’ equity:
Ordinary shares, no par value; unlimited shares authorized; 1,437,500 issued and outstanding (Note 6)	25,000
Deficit accumulated during the development stage	(27,124)
Total shareholders’ equity (deficit), net	(2,124)
Total liabilities and shareholders’ equity (deficit)	$62,652

See accompanying notes to financial statements

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from April 6, 2011 (date of inception) to December 31, 2011

Formation and operating costs	$27,124
Net loss applicable to ordinary shareholder	$(27,124)
Weighted average number of ordinary shares outstanding, basic and diluted (Note 6)	1,437,500
Net loss per ordinary share, basic and diluted	$(0.02)

See accompanying notes to financial statements

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from April 6, 2011 (date of inception) to December 31, 2011

	Ordinary Shares		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Sale of ordinary shares to Sponsor on April 6, 2011 at approximately $0.022 per share (Note 4)	1,150,000	$25,000	$—	$—	$25,000
Shares increase as a result of a 1.25 for 1 forward stock split (Note 6)	287,500
Net loss				(27,124)	(27,124)
Balances as of December 31, 2011	1,437,500	$25,000	$—	$(27,124)	$(2,124)

See accompanying notes to financial statements

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from April 6, 2011 (date of inception) to December 31, 2011

Cash Flows from Operating Activities:
Net loss	$(27,124)
Change in operating liabilities:
Accrued offering costs	—
Net cash provided by operating activities	(27,124)
Cash Flows From Financing Activities:
Deferred offering costs	(53,664)
Proceeds from sale of ordinary shares to Sponsor	25,000
Proceeds from note and advances payable to affiliate	55,940
Net cash provided by financing activities	27,276
Increase in cash	152
Cash at beginning of period	—
Cash at end of period	$152
Supplemental Schedule of Non-Cash Financing Activities
Deferred offering costs included in accrued offering costs	$8,836

See accompanying notes to financial statements

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Incorporation

Infinity Cross Border Acquisition Corporation f/k/a Infinity China 1 Acquisition Corporation (the “Company”) was incorporated in the British Virgin Islands on April 6, 2011.

Sponsor

The Company’s sponsors are Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., the general partner of each of aforementioned funds is Infinity-CSVC Partners, Ltd., a Cayman Islands exempted company (the “Sponsor”).

Fiscal Year End

The Company has selected March 31 as its fiscal year end.

Business Purpose

The Company was formed to effect a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”).

Financing

The Company intends to finance an Initial Business Combination with proceeds from a $40,000,000 public offering (the “Public Offering” — Note 3), and a $2,200,000 private placement (Note 4).

Upon the closing of the Public Offering and the private placement, $40,000,000 (or $45,790,000 if the underwriters’ over-allotment option is exercised in full — Note 3) will be held in the Trust Account (discussed below).

Trust Account

The trust account (the “Trust Account”) will be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. The funds in the Trust Account will be held in the name of Infinity Cross Border Acquisition Corp.

Except for a portion of the interest income that may be released to the Company to pay any taxes and to fund the Company’s working capital requirements, none of the funds held in trust will be released from the Trust Account until the earlier of: (i) the consummation of an Initial Business Combination within 18 months from the closing of the Public Offering (or 21 months from the closing of the Public Offering, if a definitive acquisition agreement is executed within 18 months but the business combination has not been consummated within such period) and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate an Initial Business Combination within the applicable period.

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations - (continued)

Business Combination

An Initial Business Combination is subject to the following size, focus and shareholder approval provisions:

Size — The prospective target business or businesses must have a fair market value that is at least equal to 80% of the balance of the Trust Account at the time of the execution of a definitive agreement with such target. The Company will not consummate an Initial Business Combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Investment Company Act of 1940.

Focus — The Company will seek to identify, acquire and operate a business located in Canada, Europe, Africa or Israel, although the Company may pursue acquisition opportunities in other geographic regions.

Tender Offer/Shareholder Approval — The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements, or (ii) if the Company loses its status as a foreign private issuer (“FPI”) and is subject to the Exchange Act rules applicable to domestic issuers, seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements. The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as whether the Company is deemed a FPI, the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval. If the Company seeks shareholder approval, it will consummate its Initial Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of the Initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

Regardless of whether the Company holds a shareholder vote or a tender offer in connection with an Initial Business Combination, a public shareholder will have the right to redeem their shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements. As a result, such ordinary shares will be recorded at redemption/tender value and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

Liquidation — If the Company does not consummate an Initial Business Combination within 18 (or 21 months) from the closing of the Public Offering, the Company (i) will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses),

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations - (continued)

pro rata, to holders of Public Shares by way of redemption and (ii) intends to cease all operations except for the purposes of any winding up of its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the BVI Business Companies Act, 2004 of the British Virgin Islands.

In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Public Offering discussed in Note 3).

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development Stage Company

The Company is considered to be in the development stage as defined by FASB ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has neither engaged in any operations nor generated any income to date. All activity through the date the financial statements were issued relates to the Company’s formation and the Public Offering. Following such offering, the Company will not generate any operating revenues until after completion of an Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Public Offering.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of ordinary shares outstanding, plus to the extent dilutive, the incremental number of ordinary shares to settle warrants held by the Sponsor (see Note 4), as calculated using the treasury stock method. During the period from inception through December 31, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, dilutive loss per ordinary share is equal to basic loss per ordinary share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company was incorporated in the British Virgin Islands, and as such, is not subject to corporate income taxes. The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies - (continued)

settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2011. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the period ended December 31, 2011. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Public Offering and that will be charged to capital upon the receipt of the capital raised or charged to operations if the Public Offering is not completed.

Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of financial instruments, including cash and the note payable to related party, approximate their carrying amount due primarily to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3. Public Offering

Public Units

The Public Offering calls for the Company to offer for sale 5,000,000 units at a price of $8.00 per unit (the “Public Units”). Each unit consists of one ordinary share of the Company, no par value (the “Public Shares”), and one warrant to purchase one ordinary share (the “Public Warrants”). The Company intends to grant the underwriters a 45-day option to purchase up to 750,000 additional Public Units solely to cover over-allotments, if any.

Public Warrant Terms and Conditions:

Exercise Conditions — Each Public Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $7 per share commencing on the later of the completion of an Initial Business Combination and 12 months from the closing of the Public Offering, provided that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the ordinary shares issuable upon exercise of the Public Warrants and such shares are registered or qualified under the securities laws of the state of residence of the exercising holder. The Public Warrants expire three years from the date of the completion of the Company’s Initial Business Combination, unless earlier redeemed. The Public Warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

3. Public Offering - (continued)

the last sale price of the Company’s ordinary shares exceeds $10.50 per share for any 20 trading days within a 30-trading day period. If the Public Warrants are redeemed by the Company, management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis.

Registration Risk — In accordance with a warrant agreement relating to the Public Warrants, the Company will be required to use its best efforts to maintain the effectiveness of a registration statement relating to the ordinary shares which would be issued upon exercise of the Public Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holders of such Public Warrants shall not be entitled to exercise such Public Warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle or cash settle the Public Warrants. Consequently, the Public Warrants may expire unexercised, unredeemed and worthless, and an investor in the Public Offering may effectively pay the full unit price solely for the ordinary shares included in the Public Units.

Accounting — Since the Company is not required to net cash settle the Public Warrants, management has determined that the Public Warrants will be recorded at fair value and classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with FASB ASC 815-40 (“Derivatives and Hedging”).

Underwriting Agreement — The Company is committed to pay an underwriting discount of 3.5% of the public unit offering price to the underwriters at the closing of the Public Offering. The Company will also issue a unit purchase option, for $100, to EBC or its designees to purchase 400,000 units at an exercise price of $8.80 per unit. The unit purchase option will be exercisable commencing on the later to occur of the consummation of the Company’s initial Business Combination and one year from the Effective Date of the Public Offering and will expire five years from the Effective Date of the Public Offering. The units issuable upon exercise of this option are identical to the units being offered in the Public Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,105,719 (or $2.21 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.27% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The holder of the unit purchase option will be entitled to certain demand and piggy-back registration rights. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The Company has engaged EBC on a non-exclusive basis, to act as its advisor and investment banker in connection with its initial Business Combination to provide it with assistance in negotiating and

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

3. Public Offering - (continued)

structuring the terms of its initial Business Combination. The Company will pay EBC a cash fee of $860,000 for such services upon the consummation of its initial Business Combination.

4. Related Party Transactions

Founder Shares — In April 2011, the Sponsors purchased 1,150,000 ordinary shares as adjusted, (the “Founder Shares”) for $25,000, or approximately $0.022 per share. On May 24, 2012, we effectuated a 1.25-for-1 forward split of our outstanding ordinary shares, leaving our sponsors and initial shareholders with 1,437,500 founder shares.

Forfeiture — The Founder Shares include 187,500 ordinary shares that are subject to forfeiture if and to the extent the underwriters’ over-allotment option is not exercised, so that the initial shareholders will own 20% of the Company’s issued and outstanding shares after the Public Offering.

Rights — The Founder Shares are identical to the ordinary shares included in the Public Units being sold in the Public Offering except that (i) the Founder Shares will be subject to certain transfer restrictions, as described in more detail below, and (ii) the initial shareholders will agree to waive their redemption rights with respect to the Founder Shares and any Public Shares they purchase in connection with the Initial Business Combination and will also waive their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 18 (or 21) months from the closing of the Public Offering.

Voting — If the Company seeks shareholder approval of its Initial Business Combination, the initial shareholders will agree to vote the Founder Shares and any Public Shares purchased during or after the Public Offering in favor of the Initial Business Combination.

Liquidation — Although the initial shareholders and their permitted transferees will waive their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 18 (or 21) months from the closing of the Public Offering, they will be entitled to redemption rights with respect to any Public Shares they may own.

Sponsor and EBC Warrants — The Sponsors and the underwriters of this offering, or their appointees (“EBC”) have agreed to purchase an aggregate of 4,000,000 and 400,000 warrants, respectively (the “Sponsor Warrants” and “EBC Warrants”, respectively) at $0.50 per warrant (for an aggregate purchase price of $2,200,000) from the Company on a private placement basis simultaneously with the closing of the Public Offering.

Exercise Conditions — Each Sponsor Warrant and EBC Warrant is exercisable into one ordinary share at $7 per share. The proceeds from the Sponsor Warrants and EBC Warrants will be added to the proceeds from the Public Offering held in the Trust Account. The Sponsor Warrants and EBC Warrants will be identical to the warrants included in the units sold in the Public Offering (“Public Warrants”) except that the Sponsor Warrants and EBC Warrants and any Public Warrants purchased by the Sponsors or their affiliates (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are held by the initial purchasers or their affiliates, (ii) will be subject to certain transfer restrictions described in more detail below, and (iii) with respect to the EBC Warrants, for as long as the EBC Warrants are held by EBC or its designees or affiliates, they may not be exercised after five years from the Effective Date. The purchasers have agreed that the Sponsor Warrants and EBC warrants will not be sold or transferred by them (except to certain permitted transferees) until after the Company has completed the Initial Business Combination.

Accounting — Since the Company is not required to net-cash settle the Sponsor Warrants or EBC Warrants, management has determined that the Sponsor Warrants and EBC Warrants will be recorded at fair

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions - (continued)

value and classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with FASB ASC 815-40 (“Derivatives and Hedging”).

Disposition Restrictions

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares (except in limited circumstances to permitted assigns) until the earlier of (1) one year after the completion of its Initial Business Combination and (2) the date on which the Company consummate a liquidation, share exchange, share reconstruction and amalgamation, or other similar transaction after its Initial Business Combination that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $9.60 for any 20 trading days within at least one 30-trading day period during the Lock-Up Period, 50% of the Founder Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $12.00 for any 20 trading days within at least one 30-trading day period during such Lock Up Period, the remaining 50% of the Founder Shares shall be released from the lock-up. The Sponsor has agreed not to transfer, assign or sell any of the Sponsor Warrants including the ordinary shares issuable upon exercise of the sponsor warrants until after the completion of an Initial Business Combination.

Registration Rights

The holders of the Founder Shares, Sponsor Warrants, EBC Warrants and warrants that may be issued upon conversion of working capital loans (and the Ordinary Shares underlying all of such warrants) will hold registration rights to require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of the Public Offering. These holders will be entitled to make up to three demands, excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, upon the earlier of (1) one year after the completion of the Company’s Initial Business Combination or (2) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after the Company’s Initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the Sponsor Warrants and EBC Warrants and the respective ordinary shares underlying such warrants, after the completion of the Company’s Initial Business Combination. Notwithstanding the foregoing, in the event the sales price of the Company’s shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the Founder Shares shall be released from the lock-up and, if the sales price of the Company’s shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the Founder Shares shall be released from the lock-up. In addition, members of the Company’s Sponsor and the underwriters have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the Sponsor Warrants or EBC Warrants (including the ordinary shares issuable upon exercise of such Warrants) until after the completion of the Company’s Initial Business Combination. The Company will bear the costs and expenses of filing any such registration statements.

Administrative Services

The Company has agreed pay $10,000 per month for up to 21 months for office space, utilities and secretarial and administrative services to Infinity-C.S.V.C. Management Ltd, an affiliate of the Company’s sponsors. Services will commence promptly on the date the Company’s securities are first listed on the Nasdaq Capital Market and will terminate upon the earlier of (i) the consummation of an Initial Business Combination or (ii) the liquidation of the Company.

INFINITY CROSS BORDER ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions - (continued)

Note and advances Payable

In April, 2011, the Company issued an unsecured promissory note for $45,000 to the sponsors and received from the sponsors advances in the amount of $10,940; proceeds from the loan and the advances were used to fund a portion of the organizational and offering expenses owed by the Company to third parties. The principal balances of the loan and the advances are repayable on the earlier of (i) the date of the consummation of the Public Offering or (ii) September 30, 2012. The principal balance is pre-payable without penalty at any time in whole or in part. No interest accrues on the unpaid principal balance of the loan and the advances. The loan and the advances will be repaid upon the consummation of the Public Offering. Due to the short-term nature of the loan and the advances, their fair value approximates its carrying amount.

5. Shareholders’ Equity

Ordinary Shares — The Company has unlimited ordinary shares authorized. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share. At December 31, 2011, there were 1,150,000 ordinary shares outstanding.

6. Subsequent Events

On May 24, 2012, we effectuated a 1.25-for-1 forward split of our outstanding ordinary shares, leaving our Sponsors and initial shareholders with 1,437,500 founder shares.

Until       , 2012 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$40,000,000

INFINITY CROSS BORDER ACQUISITION CORPORATION

5,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

_______ ___, 2012

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers, directors, key employers and/or advisors except to the extent any such provision may be held by the British Virgin Islands court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers, directors, key employers and/or advisors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

On April 6, 2011, our sponsors purchased 1,150,000 ordinary shares for an aggregate offering price of $25,000 at an average purchase price of approximately $0.022 per share and on May 3, 2011, our sponsors sold, at cost, 230,000 founder shares to certain of our officers and directors. In February 2012, each of Limei Zhao and Kersten Hui (two of our executive officers) sold, at cost, 3,001 founder shares (for an aggregate of 6,002 founder shares) to Mark B. Segall, our independent director. On May 24, 2012, we effectuated a 1.25-for-1 forward split of our outstanding ordinary shares, leaving our sponsors and initial shareholders with 1,437,500 founder shares. The founder shares held by our initial shareholders include an aggregate of 187,500 shares subject to forfeiture, pro rata, to the extent that the underwriters’ over-allotment option is not exercised in full. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Regulation S of the Securities Act.

In addition, our sponsors and underwriters have committed to purchase from us an aggregate of 4,400,000 insider warrants (or 4,820,000 insider warrants if the overallotment option is exercised in full) at $0.50 per warrant (for an aggregate purchase price of $2,200,000, or $2,410,000 if the overallotment option is exercised in full). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Regulation S of the Securities Act with respect to the sponsor warrants and Regulation D of the Securities Act with respect to the EBC warrants.

No underwriting discounts or commissions were paid with respect to such sales.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Merger and Acquisition Agreement*
3.1	Memorandum and Articles of Association*
3.2	Form of Amended and Restated Memorandum and Articles of Association*
3.3	Certificate of Name Change*
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Shares Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*

Exhibit No.	Description
4.5	Form of Unit Purchase Option*
5.1	Form of Opinion of Ogier*
5.2	Opinion of Ellenoff Grossman & Schole LLP*
8.1	Tax Opinion of Ellenoff Grossman & Schole LLP*
10.1	Amended and Restated Promissory Note, dated March 31, 2012, issued to the Sponsors*
10.2	Form of Letter Agreement between the Registrant, the Initial Shareholders, and the Sponsors*
10.3	10b5-1 Warrant Purchase Plan by the Sponsors
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.5	Form of Letter Agreement between Infinity-C.S.V.C. Management Ltd. and the Registrant regarding administrative support*
10.6	Form of Registration Rights Agreement between the Registrant and the Securityholders*
10.7	Securities Purchase Agreement, dated as of April 6, 2011, between the Registrant and the Sponsors*
10.8	Second Amended and Restated Sponsor Warrants Purchase Agreement between the Registrant and the Sponsors*
10.9	Amended and Restated EBC Warrant Purchase Agreement, between EBC and the Registrant*
10.10	Form of Indemnity Agreement*
10.11	Form of Sponsor Escrow Agreement*
14	Form of Code of Ethics*
23.1	Consent of BDO Ziv Haft
23.2	Consent of Ogier (included in Exhibit 5.1)*
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)*
24	Power of Attorney (included in signature page)*
99.1	Audit Committee Charter*
*	Previously filed

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of June, 2012.

INFINITY CROSS BORDER ACQUISITION CORPORATION
By: /s/ Amir Gal-Or Name: Amir Gal-Or Title: Co-Chief Executive Officer, Co-President and Co-Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Amir Gal-Or	Co-Chief Executive Officer, Co-President and Co-Chairman (co-Principal Executive Officer and Principal Accounting and Financial Officer)	June 28, 2012
/s/ Avishai Silvershatz*	Co-Chief Executive Officer, Co-President and Co-Chairman (co-Principal Executive Officer)	June 28, 2012
/s/ Mark B. Segall*	Director	June 28, 2012
*By:	/s/ Amir Gal-Or Name: Amir Gal-Or Attorney-in-Fact

Authorized Representative in the United States:

/s/ Mark B. Segall

Name: Mark B. Segall
Title: Authorized Representative
Date: June 28, 2012